UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement

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☑  Definitive Proxy Statement
☐  Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Horizon Lines, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

You are invited to be present, either in person or by proxy, at the annual meeting of stockholders (the “Annual Meeting”) of Horizon Lines, Inc. (the “Company”), to be held at 11:00 a.m., local time, on Thursday, June 2, 2011 at the Offices of McGuireWoods, 201 North Tryon Street, 30th Floor, Charlotte, North Carolina 28202. The Annual Meeting is being held for the following purposes:

1. To elect as Class III Directors the two nominees named in the accompanying Proxy Statement to serve a three-year term on the Company’s Board of Directors;

2. To ratify the action of the Company’s Audit Committee in appointing Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 25, 2011;

3. To hold an advisory vote on our executive compensation, as described in these proxy materials;

4. To hold an advisory vote on the frequency of shareholder advisory votes on our executive compensation in the future; and

5. To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Board of Directors has set the close of business on April 3, 2011 as the record date for the determination of Stockholders who will be entitled to notice of and voting rights at the Annual Meeting (the “Record Date”). The list of Stockholders entitled to vote at the Annual Meeting will be available for inspection, as required by the Company’s Bylaws, at the Company’s headquarters at least ten days before the Annual Meeting. The Company’s headquarters are located at 4064 Colony Road, Suite 200, in Charlotte, North Carolina 28211.

The Board of Directors recommends voting FOR each of the above proposals.

Your vote is important no matter how many shares you own. Whether or not you expect to attend the meeting, please vote your shares over the internet or by telephone in accordance with the instructions on the proxy card, or complete, sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. Your prompt response is necessary to ensure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the meeting by following the procedures described in the accompanying Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on June 2, 2011:

The Proxy Statement and our 2010 Annual Report are available on the Company’s website, http://www.horizonlines.com.

By Order of the Board of Directors,

/s/  Robert S. Zuckerman
Robert S. Zuckerman,
Secretary

April 18, 2011
Charlotte, North Carolina

HORIZON LINES, INC.
4064 Colony Road
Charlotte, North Carolina 28211
(704) 973-7000

PROXY STATEMENT

This Proxy Statement and accompanying proxy card are being mailed beginning on or around April 18, 2011 in connection with the solicitation of proxies by the Board of Directors of Horizon Lines, Inc., for the purposes set forth in the “Notice of Annual Meeting of Stockholders.”

We are providing this Proxy Statement in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of our Stockholders to be held on June 2, 2011, and any adjournment or postponement thereof (collectively, the “Annual Meeting”). The meeting will be held at the Offices of McGuireWoods, 201 North Tryon Street, 30th Floor, Charlotte, North Carolina 28202 at 11:00 a.m., local time. This Proxy Statement and accompanying form of proxy are first being sent or given to our stockholders on or about April 18, 2011. Our annual report (the “Annual Report”) for the fiscal year ended December 26, 2010 (“fiscal 2010”) is enclosed with this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on June 2, 2011:

The Proxy Statement and our 2010 Annual Report are available on the Company’s website, http://www.horizonlines.com.

INFORMATION ABOUT VOTING AND THE ANNUAL MEETING	1
ITEMS TO BE VOTED ON	5
PROPOSAL 1: ELECTION OF DIRECTORS	5
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	5
PROPOSAL 3: AN ADVISORY VOTE APPROVING OUR EXECUTIVE COMPENSATION	6
PROPOSAL 4: AN ADVISORY VOTE APPROVING FREQUENCY OF STOCKHOLDERS’ ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION	7
CORPORATE GOVERNANCE AND OUR BOARD, COMMITTEES, DIRECTORS, AND EXECUTIVES BOARD AND CORPORATE LEADERSHIP — STRUCTURE, GOVERNANCE PHILOSOPHY, AND COMMITTEE ROLES	9
IDENTIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS	15
LEGAL PROCEEDINGS	19
COMMUNICATIONS WITH STOCKHOLDERS	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	21
AUDIT COMMITTEE REPORT	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
EXECUTIVE COMPENSATION	23
COMPENSATION DISCUSSION AND ANALYSIS	23
COMPENSATION COMMITTEE REPORT	34
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	35
2010 SUMMARY COMPENSATION TABLE	35
2010 GRANTS OF PLAN-BASED AWARDS	36
2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	38
2010 OPTION EXERCISES AND STOCK VESTED	39
POTENTIAL PAYMENTS UPON TERMINATION	39
NON-MANAGEMENT DIRECTOR COMPENSATION	42
SUBMISSION OF STOCKHOLDER PROPOSALS	44
STOCKHOLDER PROPOSALS FOR INCLUSION IN THE 2012 PROXY STATEMENT	44
STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2012 ANNUAL MEETING	44

INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

What happens at the Annual Meeting?

Our stockholders will vote on the matters described in this Proxy Statement. Additionally, our management will present a report on the Company and respond to questions from our stockholders.

What is a “proxy?”

A proxy is a legal designation giving another person permission to vote stock that you own. The person you designate is called your “proxy.” The proxy card that is included with this Proxy Statement permits you to designate Robert S. Zuckerman, our Senior Vice President, General Counsel and Secretary, and Michael T. Avara, our Executive Vice President and Chief Financial Officer, as your proxy for the Annual Meeting.

Who is entitled to vote?

Only the record holders of our common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. The Record Date for the Annual Meeting is April 3, 2011. Each outstanding share entitles a stockholder as of the Record Date to cast one vote on each matter to be voted at the Annual Meeting.

What is a “record holder” of the Company’s common stock?

If your shares are registered in your name with our transfer agent, American Stock Transfer and Trust Company, then you are considered the record holder for those shares. All record holders receive this Proxy Statement.

If your shares are held through a stock broker, a bank or other nominee, then you are considered to hold your shares in “street name.” While you are the beneficial owner of those shares, you are not considered the “record holder.” If that is the case, these proxy materials have been forwarded to you by your stockbroker or bank (who actually is considered the stockholder of record). As the beneficial owner of shares of our common stock, you have the right to tell your broker how to vote using the proxy materials. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the stockholder of record.

How do I submit my vote?

Stockholders can vote prior to the Annual Meeting by the following methods:

1. By touch-tone telephone or by internet. — All stockholders of record can vote their shares by touch-tone telephone within the United States and Canada, or from anywhere by internet. The proxy card enclosed with this Proxy Statement provides instructions for voting by touch-tone telephone and by internet.

Street name record holders may vote by telephone or by internet if their banks or brokers make those methods available. If that is the case, your bank or broker will enclose voting instructions with this Proxy Statement. If you vote through either of these methods you do not have to return the enclosed proxy card.

2. By mail. — If you choose to vote by mail, you must complete the enclosed proxy card and return it in the postage-paid return envelope.

3. In person. —  All stockholders of record are entitled to vote their shares in person at the Annual Meeting. Stockholders who hold their shares in “street name” may also vote their shares in person at the Annual Meeting if they obtain a legal proxy from the stockholder of record (the broker, bank or other institution that holds your shares.).

We request that you vote your shares by telephone or by internet to help us reduce our postage costs.

Who can attend the Annual Meeting?

All record holders as of the close of business on the Record Date, or their duly appointed proxies or representatives, may attend the meeting. We may require stockholders to present valid picture identification, such as a driver’s license or passport.

If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. If you are a stockholder of record, your name will appear on our stockholder list.

What proposals are being presented for shareholder vote at the Annual Meeting?

There are four proposals being presented for shareholder vote at the Annual Meeting:

•	The election of two Class III Directors to our Board (“Proposal No. 1”);

•	The ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 25, 2011 (“Proposal No. 2”);

•	An advisory vote on our executive compensation, as described in those proxy materials; and

•	An advisory vote on the frequency of future stockholders’ advisory votes on our executive compensation.

Will there be any other items of business on the agenda?

We do not expect any other items of business at the Annual Meeting. Nonetheless, if there is other business, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may properly be brought before the meeting. Those persons will use their best judgment in voting your proxy.

What are the recommendations of our Board?

Our Board recommends that you vote:

•	“FOR” the election of the two Class III nominees named in this proxy statement;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm; and

•	“FOR” the advisory votes on our executive compensation; and

•	“EVERY THREE YEARS” relating to the advisory vote regarding frequency of stockholders’ advisory vote on executive compensation.

How many votes do I have?

You have one vote for each share of our common stock that you own on the Record Date. You are entitled to vote on each proposal.

Why are two Class III Directors being elected?

Our Certificate of Incorporation provides that each class of Directors is elected for a term that expires at the third succeeding annual meeting from the meeting at which those Directors were nominated. One of our current Class III directors was originally elected to our Board in June 2008, and another one of our current Class III directors was nominated as a Class III director by our Board in June 2010 to fill a vacancy on the Board. One of our Class III directors was elected to our Board in June 2008 but retired on March 11, 2011. Subsequently the Board reduced the number of directors serving on the Board from nine persons to eight persons and reduced the number of Class III directors from three persons to two persons.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the voting power of the shares of our capital stock outstanding on the Record Date and entitled to vote at the meeting, will constitute a quorum and will permit business to be conducted at the meeting. 32,914,597 shares of Common Stock were outstanding as of the Record Date. Proxies received but marked as abstentions, broker non-votes, and votes withheld for Director nominees or the ratification of our independent registered public accounting firm will be included in the calculation of the number of shares considered to be present at the meeting.

What is a “broker non-vote”?

If your shares are held in “street name” by a broker, your broker is the record holder; however, the broker is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, the broker may, but is not required to, exercise discretionary voting power to vote your shares with respect to “routine” matters. A broker cannot vote your shares with respect to “non-routine” matters. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item, and has not received voting instructions from the beneficial owner. Of the proposals being presented for shareholder vote at the Annual Meeting, Proposal No. 2 is the only routine matter. Proposal No. 1, Proposal No. 3 and Proposal No. 4 are all non-routine matters.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by (i) delivering a written notice of revocation to our Corporate Secretary; (ii) timely delivering a valid proxy bearing a later date; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If you respond to this solicitation with a valid proxy and do not revoke it before it is exercised, it will be voted as you specify in the proxy.

How many votes are required to approve each proposal?

Proposal No. 1:  Our Bylaws provide that Directors are elected by a plurality of the votes cast at the meeting, either in person or by proxy. This means that the candidate who receives the most votes for a particular slot will be elected for that slot, whether or not the votes represent a majority. Broker non-votes and marking your proxy card to withhold authority for all or some nominees will not be counted either for or against a Director nominee.

Proposal No. 2:  This Proposal requires the affirmative vote of a majority of shares present at the Annual Meeting, either in person or by proxy, and entitled to vote thereon.

Proposal No. 3:  This Proposal requires the affirmative vote of a majority of shares present at the Annual Meeting, either in person or by proxy, and entitled to vote thereon.

Proposal No. 4:  You may vote “EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS” or “ABSTAIN” for Proposal No. 4. The frequency that receives the most votes will be the frequency that we will have a stockholder advisory vote on our executive compensation in the future.

Abstentions and broker non-votes will not be counted either for or against these proposals or have an effect on the outcome of these proposals.

How many votes must be present to hold the Annual Meeting?

A majority of the shares of our common stock outstanding on the Record Date, either in person or by proxy and entitled to vote, must be present for a quorum at the Annual Meeting. On the Record Date 32,914,597 shares of our common stock were outstanding.

Are abstentions and broker non-votes part of the quorum?

Abstentions, broker non-votes and votes withheld for each proposal count as “shares present” at the meeting for the purpose of determining whether a quorum exists.

What if I don’t vote for some or all of the matters listed on my proxy card?

If you are a registered stockholder and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted FOR the election of all listed nominees, FOR Proposal 2 and Proposal 3, and 3 YEARS on Proposal 4.

Who is paying for this Proxy Statement and the solicitation of my proxy, and how are proxies solicited?

We will pay the entire cost of soliciting proxies for the Annual Meeting. Proxies will be solicited by mail and through our website. Proxies may also be solicited by our Directors, officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for those services. We have also hired Alliance Advisors, LLC to assist us with the solicitation of proxies. We will pay Alliance Advisors a fee of $6,000 plus expenses. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expenses of preparing, assembling, printing, mailing and soliciting proxies.

Do you provide electronic access to the proxy materials and annual report?

Yes. As permitted by the Securities and Exchange Commission, (the “SEC”), we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”), to certain stockholders who hold shares in “street name” through a bank, broker or other record holder. These stockholders will have the ability to access this Proxy Statement and our 2010 Annual Report on a website identified in the Notice, or to request a printed set of these materials at no charge. Instructions on how to access these materials over the internet or to request a printed copy may be found in the Notice.

We first made the proxy solicitation materials available to such beneficial stockholders entitled to vote at the Annual Meeting at http://www.proxyvote.com on or around April 18, 2011. Our 2010 Annual Report was made available to these beneficial stockholders at the same time and by the same method. Anyone can access the Proxy Statement and the Annual Report at http://www.horizonlines.com.

Any beneficial owner may request to receive his or her proxy materials in printed form, by mail or electronically, on an ongoing basis. If you hold your shares through a bank, broker or other financial institution, please refer to the information provided by that entity for instructions on how to elect these options. Choosing to receive future proxy materials electronically will save us the cost of printing and mailing documents to stockholders, and will reduce the impact of our Annual Meetings on the environment. A stockholder’s election to receive proxy materials by mail or electronically will remain in effect until the stockholder terminates that election.

What does it mean if I receive more than one proxy card?

If you received multiple proxy cards, it means that you hold your shares in different ways (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. Each proxy card you receive should be voted by internet, telephone or mail.

Should I be receiving multiple copies of the Proxy Statement and Annual Report?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report to shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations Department, Horizon Lines, Inc., 4064 Colony Road, Suite 200,

Charlotte, North Carolina 28211, telephone (704) 973-7000. If you want to receive separate copies of the Proxy Statement or Annual Report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, telephone number or email address (investor.relations@horizonlines.com).

ITEMS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is currently made up of eight Directors, who are divided into three classes with staggered three-year terms.

Thomas P. Storrs and Bobby J. Griffin have been designated as Class III Directors whose office expires at the Annual Meeting. Charles G. Raymond retired and resigned as a Class III Director effective March 11, 2011.

James G. Cameron, Alex J. Mandl and Norman Y. Mineta have been designated as Class I Directors, who will hold office until the 2012 annual meeting of our stockholders or until their successors have been duly elected and qualified. Vern Clark, William J. Flynn and Stephen H. Fraser have been designated as Class II Directors who will hold office until the 2013 annual meeting of our stockholders or until their successors have been duly elected and qualified.

If you do not want your shares of common stock voted for a particular Director nominee, you may indicate your preference on the enclosed proxy card. If, for any reason, any of the nominees become unavailable for election, the individuals named in the enclosed proxy card may exercise their discretion to vote for any substitute proposed by the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

Our Board recommends a vote FOR each of the following nominees for election to three-year terms:

•	Thomas P. Storrs

•	Bobby J. Griffin

Biographical information about these nominees can be found in the section titled “Identification of Executive Officers and Directors” on page 15.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 25, 2011 (“fiscal 2011”). Ernst & Young LLP has served as our independent registered public accounting firm since it was retained to perform the audit for our fiscal year ended December 24, 2000. While stockholder ratification of the Audit Committee’s decision to retain Ernst & Young LLP is not required by our Bylaws or otherwise, our Board has chosen to submit that selection to our stockholders for ratification. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Additionally, even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the fiscal year, if it determines that such a change would be in the best interests of the Company and its stockholders.

Ernst & Young LLP has advised us that the firm is independent with respect to the Company and its subsidiaries. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to make statements and to respond to appropriate questions from our stockholders.

Independent Registered Public Accounting Firm’s Fees and Services

The following fees were paid to Ernst & Young LLP for services rendered in fiscal 2009 and fiscal 2010:

Fee Category	Fiscal 2010 Fees	Fiscal 2009 Fees

Audit Fees(1)	$1,085,000	$1,271,000
Audit Related Fees(2)	$15,000	$15,000
Tax Fees(3)	$17,507	$37,700
All Other Fees	—	—

Total	$1,117,507	$1,323,700

(1)	Includes audit of our annual financial statements, audit of internal control over financial reporting, review of our quarterly financial statements included in our Forms 10-Q and assistance with and review of SEC filings, including consents and comments letters.

(2)	Includes audit of our Capital Construction Fund. For a detailed discussion of the Company’s participation in the Capital Construction Fund see the Company’s most recent Annual Report on Form 10-K.

(3)	Includes various tax-related consulting and compliance services.

Pre-Approval of Audit and Non-Audit Services

The charter of the Audit Committee provides that the Committee is responsible for the pre-approval of all audit and non-audit services to be performed by our independent registered public accounting firm. Pursuant to the Company’s Audit and Non-Audit Services Pre-Approval Policy, the pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor are established annually by the Audit Committee. Any proposed services, exceeding these levels or amounts, require specific pre-approval by the Audit Committee. Requests or applications to provide services that require specific approval by the Audit Committee are to be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer of the Company, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

In accordance with such policies and applicable law, all audit, audit related, and tax fees paid to Ernst & Young LLP in fiscal 2010 were pre-approved by the Audit Committee.

The Audit Committee also is responsible for maintaining hiring policies for employees and former employees of the independent registered public accounting firm. We have not hired any employees or former employees of the independent registered public accounting firm engaged on our account for the last three years.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting, and entitled to vote in respect thereto is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal 2011.

Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2011.

PROPOSAL 3: AN ADVISORY VOTE APPROVING OUR EXECUTIVE COMPENSATION

We are required by Section 14A of the Exchange Act, to seek a non-binding, advisory vote from our stockholders to approve the compensation paid to our named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation”. We encourage stockholders to read the disclosures in that section (which includes the Compensation Discussion and Analysis, the compensation tables and the narratives that accompany those tables) for more information concerning our compensation programs and policies, the compensation and governance-related actions taken in fiscal 2010 and the compensation awarded to our named executive officers.

We actively review and assess our executive compensation program in light of the industry in which we operate, the marketplace for executive talent in which we compete, and evolving compensation governance and best practices. We are focused on compensating our executive officers fairly and in a manner that promotes our compensation philosophy. Specifically, our compensation program for executive officers focuses on the following principal objectives:

•	align executive compensation with stockholder interests;

•	attract and retain talented personnel by offering competitive compensation packages;

•	motivate employees to achieve strategic and tactical corporate objectives and profitable growth; and

•	reward employees for individual, functional and corporate performance.

Our Board believes that our executive compensation program satisfies these objectives, and is worthy of stockholder support. In determining whether to approve this proposal, we believe that stockholders should consider the following:

•	Compensation is Tied to Performance. Key elements of our compensation program are aligned with financial and operational objectives established in the Board-approved annual operating plan. As a result, a meaningful portion of each executive’s compensation is “at risk” and is earned only if a threshold level of targeted performance is achieved.

•	No Perquisites. We generally do not provide our executives with perquisites. Instead, our executive officers are eligible for the same benefits as non-executive, salaried employees. However, we have agreed to reimburse certain travel expenses incurred by our interim CEO for travel between his home in Chicago, Illinois and our executive headquarters in Charlotte, North Carolina.

•	Balanced Compensation Structure. Total cash compensation is allocated between base salary and an annual bonus opportunity tied directly to objective and quantifiable measures of our business performance. Annual equity awards are balanced between those that are earned only if specific performance measures are met and those that are earned if an executive remains in continuous employment for a sustained period.

•	Stock Ownership Requirements. Our executive officers are subject to stock minimum ownership requirements, as described in “Compensation Discussion and Analysis” at page 32.

•	Independent Compensation Committee. Executive compensation is reviewed and established by a Compensation Committee of the Board consisting solely of independent directors. The Compensation Committee regularly meets in executive session, without executive officers present, in determining annual compensation. The Compensation Committee receives data, analysis and input from an independent compensation consultant that is not permitted to perform any additional services for management.

The affirmative vote of the holders of a majority of the shares of our common stock presented or represented by proxy at the Annual Meeting, and entitled to vote in respect thereto is required to approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in our 2011 proxy statement.

Although this vote is advisory and is not binding on the Board, the Compensation Committee of the Board values the input and views of stockholders. The Board and the Compensation Committee will review the results of the vote and take them into consideration when considering future executive compensation policies and decisions.

Our Board recommends a vote “FOR” the advisory approval of our executive compensation.

PROPOSAL 4: AN ADVISORY VOTE APPROVING FREQUENCY OF STOCKHOLDERS’ ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are seeking a non-binding, advisory vote on the frequency with which we will seek the non-binding stockholders’ advisory vote on executive compensation

(commonly referred to as “say-on-pay”), described in Proposal 3 in this proxy statement. We are required to hold the say-on-pay vote at least once every three years. Accordingly, stockholders may vote that this advisory vote on executive compensation be held in the future as follows:

•	Every year;

•	Every two years; or

•	Every three years.

Stockholders may also abstain from voting on this proposal. In considering your vote, you may wish to review the information presented in connection with proposal 3 in this proxy statement, as well as the section titled “Executive Compensation,” which provides a more detailed discussion of our executive compensation program.

Our Board has determined that holding a say-on-pay vote every three years is most appropriate for us and recommends that you vote to hold such advisory vote in the future every third year, for the following reasons.

First, the Board believes that holding an advisory vote every three years offers the closest alignment with our approach to executive compensation and the underlying philosophy of our Compensation Committee. Specifically, our executive compensation programs are designed to enhance the growth of the Company, to reward attainment of specific performance objectives and to require service over multi-year periods. For example, the stock awards granted to our executive team generally have three-year vesting periods, and the performance stock awards granted to our executives in fiscal 2010 required attainment of a targeted level of earnings before interest and taxes (“EBIT”). The Board believes that there is some risk that an annual advisory vote on executive compensation could lead to a short-term stockholder perspective regarding executive compensation that does not align well with the longer-term approach used by our Compensation Committee. We believe a three-year cycle for the stockholder advisory vote will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with our performance, financial results and business.

Second, the Board believes that a triennial say on pay vote would not foreclose stockholder engagement on executive compensation during interim periods. Specifically, we provide stockholders with other meaningful means by which to share their views about our executive compensation practices. Stockholders can currently provide input to the Board by communicating directly with the Board, its committees or individual directors as indicated in “Corporate Governance and the Board of Directors — Communicating with the Board of Directors” above. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate their views on our executive compensation programs.

The Board weighed these reasons against the arguments in support of conducting the advisory vote annually. In particular, the Board considered the value of the opportunity for stockholder input at each annual meeting, as well as the belief that annual votes would promote greater accountability on executive compensation. Although the Board believes that these and other positions put forth in favor of an annual say on pay vote are not without merit, on balance, the Board believes that a triennial approach is most appropriate for us and recommends that voting alternative to stockholders. The Nominating and Corporate Governance Committee of the Board intends to periodically reassess that view and, if it determines appropriate, may provide for an advisory vote on executive compensation on a more frequent basis.

Because this Proposal is advisory, it will not be binding and the Board and its Nominating and Corporate Governance Committee may determine to hold a say-on-pay vote more or less frequently than the option selected by our stockholders. However, the Board values stockholders’ opinions and the Board will consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Our Board recommends that stockholders vote “EVERY THREE YEARS” on the frequency of the stockholders’ advisory vote on our executive compensation in the future.

CORPORATE GOVERNANCE AND OUR BOARD, COMMITTEES, DIRECTORS, AND EXECUTIVES

BOARD AND CORPORATE LEADERSHIP — STRUCTURE, GOVERNANCE PHILOSOPHY, AND COMMITTEE ROLES

Our business and affairs are managed by our Board. To carry out its responsibilities, the Board has established the three standing committees described below, in the section titled “Committees of the Board of Directors.”

In accordance with requirements under the Jones Act and other federal statutes, our Bylaws provide that no more than a minority of the members of our Board or any Committee necessary to constitute a quorum may be non-U.S. citizens. In addition, a majority of the members of our Board must be U.S. citizens. Each member of our Board is a U.S. Citizen.

Board Leadership Structure

The Board is currently led by a non-executive Chairman, Alex Mandl, who is an independent Director. While the Board believes that it is in the best interest of the stockholders and the Company to have the flexibility to determine the best Director to serve as Chairman of the Board, whether such Director is an independent Director, an employee or the Chief Executive Officer, the Board’s current preferred governance structure is to have an independent Director serve as Chairman. The Board recognizes that there is no single, generally accepted approach to providing Board leadership, and the Board’s leadership structure may vary in the future as circumstances warrant.

The Chairman oversees the planning of the annual Board calendar, and, with the Chief Executive Officer, in consultation with the other Directors, schedules and sets the agenda for meetings of the Board and leads the discussion at such meetings. The Chairman also presides at executive sessions, serves as a liaison between the CEO and the independent Directors, sees that Directors receive appropriate and timely information, assists the Chairmen of the Board committees in preparing agendas for the respective committee meetings, is available in appropriate circumstances to speak on behalf of the Board, and performs such other functions and responsibilities as requested by the Board from time to time. The Chairman also encourages direct dialogue between all Directors and management and provides leadership to the Board in its oversight function.

Director Independence

Our Board, with the assistance of legal counsel, reviews annually the independence of each Director. During these reviews, the Board considers all transactions and relationships between each Director (and his immediate family and affiliates) and the Company to determine whether any of those transactions or relationships are inconsistent with a determination of independence. The Board determined that none of the Directors who qualify as independent have a material business, financial or other relationship with the Company, other than as a Director or stockholder of the Company. In addition, no Director serves as a director, trustee or executive officer of any charitable organization that, in any single fiscal year, receives contributions from the Company in an amount that exceeds the greater of $1 million or two percent of the revenues of that organization. Our Board has determined that no transactions or relationships exist that would disqualify Messrs. Cameron, Clark, Flynn, Griffin, Mandl, Mineta, or Storrs under the rules of The New York Stock Exchange and that each of them satisfies the independence requirements of The New York Stock Exchange.

Our Board determined that Mr. Fraser, who became our interim President and Chief Executive Officer effective March 11, 2011, does not satisfy the independence requirements of The New York Stock Exchange as of that date. None of the other Directors determined by the Board to be independent has any relationship with us other than as director and/or stockholder.

Director Criteria, Diversity, and Nomination Process

Pursuant to its charter and our corporate governance guidelines, the Nominating and Corporate Governance Committee is responsible for considering and recommending all nominees for election as

Directors, including stockholder nominees. However, the final approval of any candidate’s nomination is determined by our Board. The Nominating and Corporate Governance Committee has established Board candidate guidelines which set the criteria to be considered in evaluating the candidacy of an individual for membership on the Board. Those candidate guidelines are attached to our corporate governance guidelines and are made available on our website at http://www.horizonlines.com under the “Investors” tab. Among the many criteria that the Nominating and Corporate Governance Committee considers is whether a potential candidate will bring diverse perspectives to the Board, including diversity in professional experience and diversity in terms of race, gender, age and background. As part of the evaluation process, a candidate’s educational and work experiences, personal characteristics, and involvement in civic and community activities are assessed to determine the scope of diverse perspectives that the candidate may have to offer.

Suggestions for Director nominations may be made in writing and mailed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, at the Company’s principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. Any such submission must be accompanied by the written consent of the candidate, which states that he or she consents to being nominated in the Company’s Proxy Statement, and serve as a Director, if elected. Further, such nominations must be submitted in a manner that complies with Section 2.11 of our Bylaws, which establishes certain requirements for the information that must be provided by the nominating stockholder (or Stockholder Associated Person, as defined in our Bylaws), and the timeliness of the notice of such nomination. Section 2.11 the Company’s Bylaws was amended by the Board in January 2009 to ensure that complete information regarding the interest of a nominating stockholder is fully disclosed. We will furnish a copy of the Bylaws to any person, without charge, and upon written request directed to our Corporate Secretary at our principal executive offices.

Our Nominating and Corporate Governance Committee will evaluate all stockholder-recommended candidates on the same basis as any other candidate. Among other things, the Nominating and Corporate Governance Committee will consider the experience and qualifications of each candidate as well as his or her past or anticipated contributions to the Board and its Committees.

During fiscal 2010, the Nominating and Corporate Governance Committee retained Heidrick & Struggles, a nationally recognized, third party search firm, to assist in identifying potential candidates for the Board. The Committee worked with Heidrick & Struggles to develop a work plan, position specifications, a skills and qualifications matrix, and target lists. Particular emphasis was placed on identifying candidates that could bring strong transportation and logistics experience to the Board. Based on input from the Committee, initial lists were narrowed and interviews with potential candidates were scheduled and conducted with individual members of the Nominating and Corporate Governance Committee. The search process resulted in the Committee’s recommendation of Bobby J. Griffin and Stephen H. Fraser to serve on the Board. The shareholders elected Mr. Fraser at our last annual meeting, and the Board appointed Mr. Griffin to fill a vacancy as a Class III director on June 9, 2010.

For more information regarding stockholder nominations of director candidates for the 2012 Annual Meeting, see the section titled “Submission of Stockholder Proposals” in this Proxy Statement, as well as our Bylaws, which are available at http://www.horizonlines.com under the “Investors” tab.

Risk Oversight

The Company’s Corporate governance Guidelines provide that the “business and affairs of the Corporation are managed under the direction of the Board,” and in fulfilling this responsibility, the Board plays both a direct and indirect role in the Company’s overall risk management process. Examples of the direct role played by the Board are reflected in the responsibilities and duties assigned to the various Board committees. These examples are not exhaustive, and the Committees’ charters provide more abundant details on the scope of such responsibilities and duties.

Committees	Risk Related Duties and Responsibilities

Audit Committee	Among the many responsibilities of the Audit Committee is the duty to review the effectiveness of the Company’s internal controls over financial reporting as well as the duty to review the effectiveness of the Company’s procedures for monitoring compliance with all applicable laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.
Compensation Committee	Among the many responsibilities of the Compensation Committee is the duty to oversee and administer the Company’s executive compensation programs and policies and to periodically review their operation to ensure the achievement of their intended purposes as well as the duty to review succession planning and management development activities and strategies for key officers of the Company and its subsidiaries.
Nominating and Corporate Governance Committee	Among the many responsibilities of the Nominating and Corporate Governance Committee is the duty to direct the search for, evaluate the qualifications of, and select candidates for nomination to the Board as well as the duty to formulate, annually review, and ensure the compliance with the Company’s Corporate Governance Guidelines.

The Board, as a whole, also oversees and manages the Company’s strategic responses to the various risk factors faced by the Company. These risk factors are more fully discussed in the Company’s most recent Annual Report on Form 10-K and include, but are not limited to, government investigations, class action litigation, significant operating initiatives, future liquidity, and the Company’s substantial indebtedness. In an effort to further improve upon the Board’s understanding of risks facing the Company as well as to better understand management’s efforts to mitigate such risks, the Board had asked management to explore a more process oriented approach to risk identification and tracking. In furtherance of this more processed oriented approach, management at the request of the Board began an effort during 2009 to implement an Enterprise Risk Management framework.

Through this effort, management has developed an enterprise-wide process for identifying risks, for monitoring risks and management’s mitigation efforts, and for reporting on risks. Management’s implementation progress has been monitored quarterly by the Audit Committee. Additionally, the entire Board now receives updates on the implementation progress and monitors identified key risks through a risk reporting dashboard and through detailed discussions on key risks.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee reviews and considers the Company’s compensation policies and procedures to determine whether they present a significant risk to the Company. For more information see the “Compensation Discussion and Analysis” at page 33 and the section titled “Compensation Risk Assessment” at page 34.

Corporate Governance Guidelines

The Board believes that a commitment to good corporate governance enhances shareholder value. To that end, the Board has adopted governance policies and procedures to ensure effective governance of the Board and the Company. Our corporate governance guidelines, as amended from time to time, may be found on our web site at, http://www.horizonlines.com. Our corporate governance guidelines also are available in print to any stockholder upon written request, directed to our Corporate Secretary at our principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. Our Board intends to review its corporate governance principles, Committee charters and corporate governance matters annually or more often if necessary, to remain current in all aspects of corporate governance.

Code of Ethics

We have adopted the Horizon Lines Code of Business Conduct and Ethics (the “Code of Ethics,”) which is applicable to all of our Directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and other senior financial officers performing similar functions. The Code of Ethics satisfies all requirements of the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC pursuant to that Act, as well as the listing standards established by The New York Stock Exchange. The Code of Ethics is posted on our website under “Corporate Governance” at http://www.horizonlines.com. The Code of Ethics is available in print to any stockholder or interested person, without charge and upon written request directed to our Corporate Secretary at our principal executive offices.

Waivers of provisions from the Code of Ethics may be granted to a Director or an executive officer of the Company only by our Board or by a Committee designated by our Board. Any waiver granted to any Director or executive officer will be publicly disclosed as required by The New York Stock Exchange and applicable laws, rules and regulations. During fiscal 2010 no such waivers were granted. The Code of Ethics is also reviewed periodically, and we may issue additional policy statements from time to time, either to address topics not covered in the Code of Ethics or to provide greater detail on topics already covered.

Board Meetings and Attendance

Our Board formally met 13 times and acted by unanimous written consent one time during fiscal 2010. Each incumbent Director attended at least seventy five percent (75%) of the total of all Board and Committee meetings he was entitled to attend during fiscal 2010. Four Directors attended the 2010 Annual Meeting in person. All nominees and directors are invited and encouraged to attend the annual meeting of shareholders, but we do not have a policy requiring such attendance.

Executive Sessions of the Board

The non-management Directors meet in conjunction with regular Board meetings outside the presence of management in executive sessions. In addition, certain independent Directors met in executive session four times in fiscal 2010. After certain executive sessions, a designated Director updates the Chief Executive Officer on the key items discussed, as appropriate. The Lead Independent Director presided at all such regularly scheduled executive sessions of the non-management Directors during fiscal 2010. Our Board appointed a non-executive Chairman, effective March 11, 2011, who will preside over all executive sessions of the non-management Directors, as well as over Board meetings.

Committees of the Board of Directors

Pursuant to our Bylaws, the Board has established three committees to perform certain management and administration functions: the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee. The composition of these Board Committees complies with the rules of The New York Stock Exchange and the provisions of the Sarbanes-Oxley Act of 2002, including applicable independence requirements. The charters of each of the Audit, Compensation and Nominating and Corporate Governance Committees, as amended from time to time, are available on our website at http://www.horizonlines.com under the “Investors” tab. Once you have accessed the “Investors” section of our website, click the “Corporate Governance” link under the “Company Information” heading. Alternatively, each charter is available in print to any stockholder, by written request to the Company’s Corporate Secretary, at the Company’s principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211.

Compensation Committee

The Compensation Committee was established by the Board to oversee the determination, implementation and administration of the compensation for the Company’s executive officers. The Compensation Committee met nine times in fiscal 2010. The current members of the Compensation Committee are Messrs. Cameron (chairman), Clark, and Griffin. Mr. Flynn served as a member of the Compensation Committee during fiscal 2010 until Mr. Griffin was appointed to the Compensation Committee in June 2010.

Each member of the Compensation Committee qualifies as independent under The New York Stock Exchange’s listing requirements, as an “outside director” under Section 162(m) of the Internal Revenue Code and as a “non-employee director” under Rule 16b-3 of the Exchange Act. The Compensation Committee has the following specific responsibilities regarding executive compensation:

•	To review and approve goals and objectives relevant to the Chief Executive Officer’s compensation, establish a procedure for evaluating the Chief Executive Officer’s performance, evaluate such performance annually in light of those pre-established goals and objectives, and annually review and set the base salary and other annual and long-term compensation of the Chief Executive Officer.

•	To determine the compensation of the Company’s other executive officers under such procedures as it determines are appropriate, which may be similar to the procedures used to determine the Chief Executive Officer’s compensation.

•	To evaluate the total compensation paid to each executive officer, including base salary, annual incentives, long-term incentives, retirement plans, perquisites (if applicable) and all other compensation payable in the ordinary course and under any applicable special circumstances.

•	To approve grants under and to administer the Company’s stock-based compensation plans.

•	To perform such duties and responsibilities as may be assigned to it under the terms of any executive compensation plan or otherwise delegated to it by the Board in connection with such a plan.

•	To review and discuss with management the Compensation Discussion and Analysis and, based on that review and discussion, recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s annual Proxy Statement or Annual Report on Form 10-K. The Compensation Discussion and Analysis for fiscal 2010 begins at page 23.

•	To prepare the Compensation Committee Report for inclusion in the Company’s annual Proxy Statement or Annual Report on Form 10-K. The Compensation Committee Report is located at page 34.

•	To adopt, and then review and assess on an annual basis, a compensation philosophy which contains the core principles of the Company’s compensation programs for executives.

•	To assess the Company’s compensation policies and practices for all employees to determine if such policies and practices pose risks that could have a material adverse effect on the Company.

•	To administer the Company’s executive compensation programs and policies, including the Company’s stock ownership guidelines, and to periodically review their operation to ensure the achievement of their intended purposes.

•	To review succession planning and management development activities and strategies for key officers of the Company and its subsidiaries.

•	To establish such policies as it deems appropriate regarding delegation of authority to executive officers.

The Compensation Committee operates under a written charter that describes these and other responsibilities that have been assigned by the Board to the Compensation Committee. The charter also describes membership standards and procedures of the Compensation Committee. The Compensation Committee regularly reports to the Board, reviews the adequacy of its charter at least annually and conducts an annual evaluation of its performance.

The Compensation Committee also has the responsibility to review and evaluate, on at least an annual basis, the compensation for non-management members of the Board and to make recommendations to the

Board regarding such compensation. Only non-management Directors are compensated for their service as Directors. The compensation for non-management Directors is described at page 42.

Role of Executive Officers in Compensation Setting.  The Chief Executive Officer annually reviews the performance of each executive officer and certain other executives. His own performance is separately reviewed by the Compensation Committee without him present. The Chief Executive Officer recommends salary adjustments and annual award amounts for those executives based on his review of their performance. The Compensation Committee may exercise discretion to modify any recommended salary adjustment or compensation award as it deems appropriate under the circumstances. Decisions regarding compensation for other employees are made by the Chief Executive Officer in consultation with executive officers, except for stock-based compensation which is determined by the Compensation Committee.

Company management makes recommendations to the Compensation Committee regarding stock-based compensation for all non-executive employees of the Company. Management also develops and presents to the Compensation Committee recommendations for the design of compensation programs, including stock and cash-based incentives and other programs designed to attract, motivate and retain key employees.

The Compensation Committee has unrestricted access to the Company’s management and may request the participation of management in any discussion of a particular subject at any meeting. Compensation Committee meetings are regularly attended by the Chief Executive Officer and the Vice President of Human Resources, who is responsible for leading some of the discussions regarding the Company’s compensation programs. When the Compensation Committee meets in executive session, neither the Chief Executive Officer, the Vice President of Human Resources nor any other member of management is present. The Chief Executive Officer does not participate in any discussions regarding his compensation.

The Compensation Committee may request the participation of management or outside advisers as it deems necessary or appropriate. The Compensation Committee regularly reports to the Board on compensation matters and annually reviews the Chief Executive Officer’s compensation with the Board in executive session of non-management Directors only. On occasion, the Compensation Committee may seek approval or ratification of certain compensation decisions by the Board when the Board meets in executive session of non-management Directors only.

Use of Compensation Consultants.  The Compensation Committee has the authority, without any further approval from the Board, to retain advisers and experts as it deems appropriate, including compensation consultants. In retaining a compensation consultant, the Compensation Committee has sole authority to approve the consulting firm’s fees and other terms of the engagement, and has the sole authority to terminate the consultant.

During fiscal 2010, the Compensation Committee engaged an independent executive compensation consulting firm, Towers Watson, to advise it on compensation matters. Towers Watson was engaged to help develop a custom peer group and analyze compensation data for the peer group, to assist in developing appropriate designs for annual performance-based compensation, and to analyze proposed awards of stock-based compensation and assist in designing the terms of those awards.

Towers Watson does not provide any services to the Company or any of its subsidiaries. Its only role is to advise the Compensation Committee on executive and Director compensation.

Audit Committee

The current members of the Audit Committee are Messrs. Storrs (Chairman), Mandl and Flynn. Mr. Fraser served as a member of the audit committee during fiscal 2010 and until he was appointed interim President and Chief Executive Officer in March 2011. Mr. Storrs has been designated as an “Audit Committee Financial Expert.” The principal functions of the Audit Committee are:

•	Assist our Board in fulfilling its responsibility to oversee:

(i) The Company’s relationship with its independent auditor; including the auditor’s qualifications, independence and performance;

(ii) The integrity of the Company’s financial statements and reporting practices;

(iii) The Company’s compliance with legal and regulatory requirements; and

(iv) The performance of the Company’s internal audit function.

•	Appoint, compensate, retain, oversee, evaluate and (when necessary or desirable), terminate the Company’s independent auditor.

•	Prepare the Committee’s report, required by SEC rules to be included in the Company’s annual proxy statement.

The Audit Committee met five times in fiscal 2010.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Mandl (Chairman), Clark, and Mineta. Mr. Flynn served as the Chairman of the Nominating and Corporate Governance Committee during fiscal 2010 until he was appointed as a member of the Audit Committee in March 2011. The principal functions of the Nominating and Corporate Governance Committee are:

•	Establish criteria for the selection of new Directors and submit those criteria to the Board for approval.

•	Identify and approve individuals qualified to serve as members of our Board.

•	Select Director nominees for our Annual Meeting of Stockholders;

•	Evaluate the performance of our Board and Board Committees.

•	Review and recommend to our Board, any appropriate changes to the membership of the Committees of the Board.

•	Develop guidelines and oversight regarding corporate governance.

•	Review, approve, and, if necessary, amend the Company’s corporate governance documents.

The Nominating and Corporate Governance Committee met six times in fiscal 2010.

IDENTIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information regarding our executive officers and the members of our Board, including nominees for Director, as of April 3, 2011:

Name	Age	Position

Stephen H. Fraser	53	President and Chief Executive Officer
Alex J. Mandl	67	Chairman of the Board of Directors
Michael T. Avara	52	Executive Vice President and Chief Financial Officer
Brian W. Taylor	52	Executive Vice President and Chief Operating Officer
Robert S. Zuckerman	66	Senior Vice President, General Counsel and Secretary
James G. Cameron	65	Director
Norman Y. Mineta	79	Director
Admiral Vern Clark U.S.N. (Ret.)	66	Director
William J. Flynn	57	Director
Thomas P. Storrs	57	Director
Bobby J. Griffin	62	Director

Executive Officers

Stephen H. Fraser has served as interim President and Chief Executive Officer of the Company since March 11, 2011. He has served as a Director of the Company since June 2010. From September 2008 to December 2009, Mr. Fraser served as Executive Vice President, Corporate Strategy of GENCO Supply Chain Solutions where he also served as Chief Executive Officer of GENCO’s three reverse logistics business units. From May 2000 to January 2008 Mr. Fraser was President and Chief Executive Officer of May Logistics Services and ADS Logistics, two logistics companies with common ownership. From 1996 to 2000 Mr. Fraser served in a variety of leadership positions at divisions of GATX Corporation. Mr. Fraser began his career by working for 10 years at GE Sea Containers, which was principally involved in the financing and leasing of shipping containers, chassis, ships and rolling stock. Mr. Fraser serves on the boards of Nautilus International Holding Corporation and Focus Products Group and is former Chairman of International Teams. Mr. Fraser holds a Bachelor of Science degree in Economics and Political Science from Columbia University.

Michael T. Avara was appointed Executive Vice President and Chief Financial Officer of the Company effective March 11, 2011 and served as Senior Vice President and Chief Financial Officer since April 4, 2008. Previously, he served as Vice President, Investor Relations and Treasurer of the Company from September 2007. Mr. Avara served as Treasurer of the Company, Horizon Lines Holding and H-Lines Finance from August 2005 through September 2007, as Vice President, Investor Relations, of Horizon Lines from March 2005 through August 2007 and as Treasurer of Horizon Lines from March 2004 through August 2007. He is responsible for the accounting, finance, audit, treasury, risk management, strategic planning and investor relations functions for Horizon Lines and its business units. Prior to joining Horizon Lines in March 2004, Mr. Avara spent 21 years in various accounting and finance functions at CSX Corporation and its subsidiaries, where he most recently served for two years as Assistant Vice President, Corporate Finance, including seven years with CSX Lines, LLC and Sea-Land Service, Inc., where he held the position of Controller. Mr. Avara began his career in public accounting with Coopers & Lybrand and is a certified public accountant, maintaining a license in the State of Maryland. Mr. Avara received both an M.B.A. in Finance and a B.A. in Accounting from Loyola College in Baltimore, Maryland.

Brian W. Taylor has served as Executive Vice President and Chief Operating Officer since March 11, 2011 and served as Senior Vice President and Chief Commercial Officer since December 2010. Prior to assuming his present position, he served as Senior Vice President International Services from January 2010, and as President of Horizon Logistics Holdings, LLC from August 2007, and Senior Vice President, Sales and Marketing, of Horizon Lines, from February 2006 through August 2007. He served as Vice President and General Manager, Hawaii and Guam, of Horizon Lines from June 2000 through January 2006. Mr. Taylor was Vice President and General Manager for the Puerto Rico market from July 1998 to June 2000. Previously, Mr. Taylor held various management positions in sales and marketing both in North America and Asia, including General Manager, of Buyers Consolidators, Ltd., Hong Kong, an affiliate of Sea-Land. He joined Sea-Land in 1984 as a sales representative in Montreal, Canada. Mr. Taylor received his Bachelor of Commerce and M.B.A. in Business and Financial Management from Concordia University.

Robert S. Zuckerman has served as Senior Vice President, General Counsel and Secretary of the Company since January 2010, Vice President, General Counsel and Secretary of Horizon Lines Holding since July 2004, Secretary of Horizon Lines since January 2000, and Vice President and General Counsel of Horizon Lines since August 2000. He also served as Vice President, General Counsel and Secretary H-Lines Finance from December 2004 through September 2007. Prior to serving in his current positions, Mr. Zuckerman was Vice President, General Counsel and Secretary of the Company from July 2004 and Deputy General Counsel and Secretary of Sea-Land Service from 1990 to 2000. He has been with Horizon Lines and Sea-Land Service for 34 years. Prior to his employment with Horizon Lines, Mr. Zuckerman served as an Assistant Field Office Chief with the U.S. Department of Justice, Antitrust Division, where he worked on the President’s Deregulation Task Force. Mr. Zuckerman is a former Chairman of the Transportation and Industry Regulation Committees of the Antitrust Section of the American Bar Association. Mr. Zuckerman is a graduate of Brandeis University and received his law degree from Brooklyn Law School.

Class I Incumbent Directors — Term Expiring in 2012

Alex J. Mandl has served as independent Chairman of the Board of the Company since March 11, 2011 and has served as a Director of the Company since June 2007. Mr. Mandl has been the Chairman of the Board of Gemalto, a global leader in digital security, since December 2007. From June 2006 to November 2007, he was the Executive Chairman of Gemalto. Mr. Mandl has also served as the President and Chief Executive Officer and a member of the Board of Gemplus, positions he held since August 2002. He has served as a principal in ASM Investments, a company focusing on technology investments, since April 2001. Previously, Mr. Mandl served as Chairman and CEO of Teligent, President and Chief Operating Officer of AT&T and Chairman and CEO of Sea-Land Service, Inc, the domestic and international predecessor of Horizon Lines. Mr. Mandl currently serves on the boards of Gemalto and Dell Inc. Mr. Mandl holds an MBA from the University of California at Berkeley and a BA in economics from Willamette University.

Mr. Mandl’s Experience, Qualifications, and/or Skills: current or recent public company CEO, designated financial expert, experience in supply chain/logistics, transportation, consumer, and international markets, familiarity with enterprise risk management, service on the boards of other public companies, citizen of the United States, and “independent” in accordance with the requirements of The New York Stock Exchange

James G. Cameron has served as a Director of the Company and Horizon Lines Holding since July 2004. From August 2008 to May 2009, he served on the board of Production Enhancement Group, Inc., an oil field services company. Mr. Cameron was the President of Omega Management, LLC, a management consulting company specializing in the petrochemical services industry from July 2003 to December 2006. He also served as a Director of Statia Terminals Group N.V., from February 1997, until the liquidation of such corporation in February 2002. Mr. Cameron joined a predecessor of Statia Terminals Group in 1981, and held various positions with predecessors and subsidiaries of Statia Terminals Group, including President and Chairman of the Board of Statia Terminals, Inc., the principal management and administrative subsidiary of Statia Terminals Group, from 1993 until June 2002. Mr. Cameron is a 1969 graduate of the United States Merchant Marine Academy.

Mr. Cameron’s Experience, Qualifications, and/or Skills: accounting and/or finance expertise, experience in supply chain/logistics, transportation, and international markets, familiarity with enterprise risk management, service on the boards of other public companies, citizen of the United States, and “independent” in accordance with the requirements of The New York Stock Exchange

Norman Y. Mineta has served as a Director of the Company since December 2006. Mr. Mineta is currently Vice Chairman of Hill & Knowlton, one of the world’s premier communications consultancies. His distinguished career includes 20 years in the U.S. House of Representatives representing the heart of California’s Silicon Valley, the chair of the National Civil Aviation Review Commission and cabinet service under two United States presidents. In December 2006, Mr. Mineta was awarded the Presidential Medal of Freedom. Mr. Mineta joined the administration of President George W. Bush in January 2001 and was the longest serving Secretary of Transportation in the history of that cabinet post. He also served as U.S. Secretary of Commerce under President Bill Clinton. Prior to joining the Clinton Administration, he was vice president of Lockheed Martin. Mr. Mineta currently serves on the boards of AECOM Technology Corporation and SJW Corp.

Mr. Mineta’s Experience, Qualifications, and/or Skills: extensive and distinguished experience in public and government service, experience in transportation and international markets, familiarity with enterprise risk management, service on the boards of other public companies, citizen of the United States, and “independent” in accordance with the requirements of The New York Stock Exchange

Class II Incumbent Director Nominees — Terms Expiring in 2013

Vern Clark U.S.N. (Ret.) has served as a Director of the Company since June 2007. Admiral Clark retired from the Navy in September 2005 following 37 years of distinguished military service. Admiral Clark’s Navy experience includes having served over half his career in command starting with a Patrol Gunboat as Lieutenant and concluding in the halls of the Pentagon as the Chief of Naval Operations (CNO) and a member of the Joint Chiefs of Staff. In between he commanded ships, two destroyer squadrons, the Atlantic Fleet’s Anti-Submarine Warfare Training Center, a carrier battle group, the Second Fleet, NATO’s Striking Fleet, and the Atlantic Fleet. Admiral Clark now serves on the board of directors of Raytheon Company, Rolls Royce North America, and is on the World Board of Governors of the USO. Admiral Clark also serves on the Board and as Chairman of SRI International. In the world of education he was named a Distinguished Professor at Regent University and he is a Trustee at Regent University, Vanguard University and a member of the Board of Visitors at Air University. He serves as a senior advisor with Booz Allen Hamilton, the Defense Policy Board, the advisory boards of Fleishman-Hillard, Computer Science Corporation, Cubic Defense Applications, Robertson Fuel Systems, Northrop Grumman Corporation, and the Executive Committee of Military Ministry. Admiral Clark earned his undergraduate degree from Evangel College in Springfield, Missouri, and an MBA from the University of Arkansas. He has since received Honorary Doctorate Degrees from the University of Toledo, Old Dominion University, Northwest University and Palm Beach Atlantic University.

Mr. Clark’s Experience, Qualifications, and/or Skills: extensive and distinguished military service, experience in supply chain/logistics and international markets, familiarity with enterprise risk management, service on the boards of other public companies, citizen of the United States, and “independent” in accordance with the requirements of The New York Stock Exchange

William J. Flynn has served as a Director of the Company since November 2006 and the Lead Independent Director since May 2008. Mr. Flynn has served as President and CEO and as a director of Atlas Air Worldwide Holdings, a publicly traded provider of air industry operations serving global freight transportation needs through its two subsidiary certificated airlines, Atlas Air, Inc. and Polar Air Cargo, since June 2006. Mr. Flynn served as President and CEO of GeoLogistics Corp. from August 2002 to June 2006 and as Senior Vice President of CSX Corporation from April 2000 to July 2002. He currently serves as a director of Republic Services, Inc. Mr. Flynn has spent nearly 30 years in the transportation industry and has also held senior executive positions with PWC Logistics and Sea-Land Service, Inc. He holds a B.A. degree in Latin American Studies from the University of Rhode Island and a Master’s degree from the University of Arizona.

Mr. Flynn’s Experience, Qualifications, and/or Skills: current or recent public company CEO, accounting and/or finance expertise, experience in supply chain/logistics, transportation, and international markets, familiarity with enterprise risk management, service on the boards of other public companies, commitment to serve as Lead Independent Director, citizen of the United States, and “independent” in accordance with the requirements of The New York Stock Exchange.

Stephen H. Fraser. See “Identification Of Executive Officers And Directors — Executive Officers” for the biography of Mr. Fraser.

Mr. Fraser’s Experience, Qualifications, and/or Skills: experience in supply chain/logistics, transportation, and international markets and citizen of the United States

Class III Incumbent Directors — Terms Expiring in 2011

Thomas P. Storrs has served as a Director of the Company since June 2007. Mr. Storrs is currently an Executive Officer of Takata Corporation, Tokyo, Japan. Mr. Storrs served on the board of directors of Takata Corporation from 2005 until 2008 and has held numerous senior management positions with Takata and affiliated companies since Takata acquired Burlington Industrial Fabrics in 1988. Takata Corporation, a public company, is a global supplier to the automotive industry. From 1998 to 2005, he served as President and Chief Operating Officer, and from 1995 to 1998, he was Treasurer and Chief Financial Officer of TK Holdings Inc. From 1993 to 1995, Mr. Storrs was President and Chief Operating Officer of Inflation Systems Inc., and from 1988 to 1993, he was Executive Vice President and Chief Financial Officer of Highland Industries. Prior to these positions, he was Vice President of Operations and Controller of Burlington Industrial Fabrics. Mr. Storrs earned his BA in economics and mathematics at Yale College and an MBA from the Darden School of the University of Virginia.

Mr. Storrs’ Experience, Qualifications, and/or Skills: designated financial expert, experience in supply chain/logistics, consumer, and international markets, familiarity with enterprise risk management, service on the boards of other public companies, citizen of the United States, and “independent” in accordance with the requirements of The New York Stock Exchange

Bobby J. Griffin has served as a Director of the Company since June 2010. From March 2005 to March 2007, he served as President, International Operations of Ryder System, Inc., a global provider of transportation, logistics and supply chain management solutions. Between 1986 and 2005, Mr. Griffin served in various other management positions with Ryder System, including Executive Vice President, Global Supply Chain Operations and President of ATE Management and Services Company, acquired by Ryder in 1986. Mr. Griffin serves on the boards of Hanesbrands, Inc. and United Rentals, Inc. He holds a B.A. degree in Geography, with a concentration in Transportation and Urban Development, from Morgan State University, and a Master’s degree in Urban Economics and Geography from the University of Cincinnati.

Mr. Griffin’s Experience, Qualifications and/or Skills: experience in supply chain/logistics, transportation, and international markets, familiarity with enterprise risk management, service on the boards of other public companies, citizen of the United States, and “independent” in accordance with the requirements of The New York Stock Exchange

LEGAL PROCEEDINGS

On March 9, 2010, the Company’s Board of Directors and certain current and former officers of the company were named as defendants in a shareholder derivative lawsuit filed in the Superior Court of Mecklenburg County, North Carolina. The derivative suit was filed by a shareholder named Patrick Smith purportedly on behalf of Horizon Lines, Inc. claiming that the Directors and current and former officers named in the complaint breached their fiduciary duties and damaged the Company by allegedly causing the Company to engage in an antitrust conspiracy in the ocean shipping trade. The defendants motion to dismiss was granted on October 21, 2010, and the time for an appeal has expired.

On December 31, 2008, a securities class action lawsuit was filed by the City of Roseville Employees’ Retirement System in the United States District Court for the District of Delaware, naming the Company and six current and former employees, including our Chief Executive Officer, as defendants. The complaint alleges, among other things, that the Company made material misstatements and omissions in connection with alleged unlawful price-fixing in the Company’s shipping business in Puerto Rico. The Court granted the defendants’ motion to dismiss on November 13, 2009; however, the plaintiffs filed an amended complaint on December 23, 2009. The amended complaint added two of our current and former employees as defendants. The Court granted the defendants’ motion to dismiss the Amended Complaint on May 18, 2010. On June 15, 2010, the plaintiff appealed the Court’s decision to dismiss the Amended Compliant which appeal is pending.

The relief being sought includes class certification, compensatory damages, rescission and/or rescissory damages, prejudgment interest and/or opportunity cots, and fees and expenses associated with the action, including attorneys’ fees. We are unable to predict the outcome of this lawsuit; however, the Company believes that it has appropriate disclosure practices and intends to vigorously defend against the lawsuit.

COMMUNICATIONS WITH STOCKHOLDERS

Stockholders and interested parties who wish to send communications to our Board, any individual Director, our Non-Executive Chairman, or our other independent Directors or non-management Directors as a group, may do so by addressing their correspondence to the appropriate party, c/o Corporate Secretary, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. Depending upon the subject matter of the communication, our Corporate Secretary will, as appropriate:

•	forward the communication to the Director or Directors to whom it is addressed;

•	attempt to handle the inquiry directly where it contains a request for information about the Company; or

•	decline to forward the communication if it is primarily commercial in nature or if it relates to an inappropriate subject matter.

Stockholder complaints or concerns relating to financial and accounting methods, internal accounting controls or auditing matters should be sent to the attention of the Chairman of the Audit Committee, Thomas Storrs, c/o Corporate Secretary. All stockholder communications will be periodically summarized for our Board and each letter will be made available to any Director upon request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on filings with the SEC and other information, we believe that, as of the dates set forth below, the following stockholders beneficially owned more than 5% of our common stock:

		Percentage of
	Shares of	Total Common
Name and Address of Beneficial Owner	Common Stock	Stock(1)

Janus Capital Management(2)	2,998,350	9.1%
Black Rock Inc.(3)	1,932,494	5.9%
F&C Asset Management plc(4)	1,901,448	5.8%
Pioneer Global Asset Management(5)	1,820,494	5.5%
Beach Point Capital(6)	1,800,000	5.5%
Dimensional Fund Advisors(7)	1,769,154	5.4%

(1)	Based on the number of shares of our common stock owned by each stockholder as set forth above and 32,918,202 shares of our common stock outstanding as of April 3, 2011. Includes 1,331,787 shares for which certain current or former employees have the right to acquire beneficial ownership, as of April 3, 2011, or within 60 days thereafter, pursuant to the exercise of stock options.

(2)	Based solely on the accumulated shares shown on the Schedule 13G filed by Janus Capital Management LLC and Janus Venture Fund on February 14, 2011. As a result of its role as an investment advisor or sub-advisor to certain managed portfolios, Janus Capital Management LLC may be deemed to be the beneficial owner of 2,998,350 shares.

(3)	Based on the accumulated shares shown on the Schedule 13G filed by BlackRock, Inc. on February 17, 2011. The total number of shares of common stock set forth in the table above does not include up to 1,958,602 shares of common stock resulting from the assumed conversion of the Company’s 4.25% Convertible Senior Notes held by Black Rock, Inc.

(4)	Based solely on the accumulated shares shown on the Schedule 13G filed by F&C Asset Management plc on February 11, 2011.

(5)	Based solely on the accumulated shares shown on the Schedule 13G filed by Pioneer Global Asset Management S.p.A. on February 11, 2011. Pioneer Global Asset Management S.p.A. (“PGAM”) and Pioneer Investment Management, Inc. (“PIM”) have shared voting and dispositive power of all such shares. PIM is a direct subsidiary of PGAM

(6)	Based solely on the accumulated shares shown on the Schedule 13G filed by Beach Point Capital Management LP, Beach Point GP, LLC, Beach Point Total Return Master Fund, L.P. and Beach Point Advisors on January 14, 2011. Beach Point Capital Management LP is a registered investment advisor that possesses voting and investment power over the Company shares, but it disclaims beneficial ownership of the shares. Beach Point Total Return Master Fund, L.P. is a client of Beach Point Capital Management L.P. and directly owns 1,575,000 shares of the Company’s common stock.

(7)	Based solely on the accumulated shares shown on the Schedule 13G filed by Dimensional Fund Advisors LP on February 11, 2011.

The following table sets forth, as of April 3, 2011, certain information with respect to our common stock owned beneficially by (1) each Director or Director nominee, (2) each of our named executives, and (3) all executive officers and Directors as a group. To our knowledge, each of the beneficial holders listed below has sole voting and investment power as to the shares owned by such holder, unless otherwise noted.

		Percentage of
	Shares of	Total Common
Name of Beneficial Owner	Common Stock(1)	Stock (%)(2)

Stephen H. Fraser	42,091	*
Charles G. Raymond(3)	903,296	2.7%
Michael T. Avara	119,801	*
John V. Keenan(4)	516,119	1.6%
Brian W. Taylor	411,345	1.2%
Robert S. Zuckerman	78,337	*
James G. Cameron	42,070	*
Alex J. Mandl	37,359	*
Norman Y. Mineta	34,109	*
Admiral Vern Clark U.S.N. (Ret.)	32,806	*
William J. Flynn	61,976	*
Thomas P. Storrs	37,359	*
Bobby J. Griffin	41,210	*
All Directors and executive officers as a group (including those listed above — thirteen people)	2,357,878	7.2%

*	Denotes beneficial ownership of less than 1% of our common stock.

(1)	Includes shares for which the following persons have the right to acquire beneficial ownership, as of April 3, 2011, or within 60 days thereafter, pursuant to the exercise of stock options: (i) Mr. Raymond — 284,425 shares; (ii) Mr. Avara — 40,525 shares; (iii) Mr. Keenan — 144,675 shares; (iv) Mr. Taylor — 118,925 shares; (v) Mr. Zuckerman — 37,525 shares; and (vi) and all executive officers and Directors as a group — 631,075 shares. Excludes certain unvested nonqualified stock options granted to such beneficial owner that are not deemed to be beneficially owned by such holder in accordance with the rules of the SEC.

(2)	Based on the number of shares of our common stock owned by each stockholder as set forth above and 32,914,597 shares of our common stock outstanding as of April 3, 2011. Includes 1,331,787 shares for which certain current or former employees have the right to acquire beneficial ownership, as of April 3, 2011, or within 60 days thereafter, pursuant to the exercise of stock options.

(3)	Mr. Raymond retired from the Company on March 11, 2011.

(4)	Mr. Keenan was granted a leave of absence in March of 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our Directors and executive officers, and persons who own more than 10 percent of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the reports we received regarding transactions during fiscal 2010 or written representations made by certain reporting persons, we believe that all individuals subject to the Section 16(a) reporting requirements have complied with those applicable filing requirements for the fiscal year ended December 26, 2010.

AUDIT COMMITTEE REPORT

During fiscal 2010, Thomas Storrs served as Chairman of the Audit Committee of the Board of Directors. The other members of the Audit Committee during fiscal 2010 were Alex Mandl and Stephen Fraser. William Flynn joined the Audit Committee on March 11, 2011 and Stephen Fraser no longer serves on the Audit Committee. The Board of Directors has determined that all members of the Audit Committee were independent at the time serving on the Audit Committee and are financially literate as required by the NYSE listing standards, and that Mr. Storrs is an “audit committee financial expert,” as defined by SEC rules, and has accounting or related financial management expertise, as required by the NYSE’s listing requirements.

The Audit Committee has met and reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 26, 2010 with the Company’s management, which has the primary responsibility for the Company’s financial statements, as well as with the Company’s independent registered public accounting firm, Ernst & Young LLP who are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board. The Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or providing any professional certification with respect to the independent registered public accounting firm’s work product.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance”, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP communications with the Audit Committee concerning independence. The Audit Committee also considered whether Ernst & Young LLP’s non-audit services to the Company were compatible with the independence requirements and concluded their independence was not compromised by the provision of these services.

Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2010 for filing with the SEC.

This report is provided by the following independent Directors, who comprise the Audit Committee:

Thomas Storrs, Chairman
Alex Mandl
William Flynn

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advancement of Legal Expenses. Pursuant to our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, indemnification agreements and certain contractual obligations, we are obligated to advance legal fees to our Directors and officers under certain circumstances, subject to limitations of the Delaware General Corporation Law. As part of that obligation, we have advanced legal fees relating to the representation of Messrs. Raymond, Keenan, and Taylor in connection with various litigation matters pending against us related to possible antitrust violations in the domestic shipping business and shareholder litigation for alleged misstatements and omissions in connection with such possible antitrust violations, as described under “Item 3: Legal Proceedings” in our Annual Report on Form 10-K for the fiscal year ended December 26, 2010. During fiscal 2010, we advanced a total of $1,238,409 on behalf of Mr. Raymond.

We have adopted the Horizon Lines Code of Business Conduct and Ethics, which specifically addresses conflicts of interest. Specifically, in the section of the Code of Ethics titled “Conflicts of Interest,” the Company requires its officers, Directors and employees to refrain from having any financial or other relationship in or with a third party that does business with the Company in a situation where the officer, Director or employee has authority for the Company’s interests. The Code of Ethics is posted on our website under “Corporate Governance” at http//www.horizonlines.com. See our discussions of “Corporate Governance Guidelines” and “Code of Ethics” within the disclosures entitled “BOARD AND CORPORATE LEADERSHIP — STRUCTURE, GOVERNANCE PHILOSOPHY, AND COMMITTEE ROLES” of this Proxy Statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board (the “Committee”) makes decisions regarding the compensation of our executives, which include the “named executives.” The named executives are our Chief Executive Officer, Chief Financial Officer and certain other executive officers. The “Summary Compensation Table” at page 35 of this Proxy Statement summarizes the compensation paid to the named executives for fiscal 2010.

Executive Summary

Our performance was negatively impacted in 2010 by various factors, including a muted economic recovery in the markets we serve, a prolonged recession in Puerto Rico, rising fuel prices and a continuing antitrust investigation by the Department of Justice. We also faced a difficult competitive environment in those markets that was driven by excess capacity, including the introduction of an additional vessel into Puerto Rico market by one of our competitors. These factors impacted the compensation decisions by the Committee in 2010 and the level of compensation earned by our named executives.

General Performance —

Consumer spending drives a very large portion of demand for our services. Consumer spending in the United States accounts for roughly 70 percent of economic activity and is a larger driver of volume demand across our traditional domestic trade lanes — Alaska, Hawaii, Guam and Puerto Rico. Although the broader U.S. economy continued to recover in 2010, consumers did not play a major role, especially in the primary markets we serve. As a result, comparable shipping volume in our core domestic markets saw a decline of 1.1 percent in 2010.

Rising fuel costs also impacted our financial performance in 2010, specifically in the second half of the year. Additionally, we continued to experience strong competition in the markets we serve, driven primarily by excess capacity. This was further exacerbated by the introduction of an additional vessel deployed in the Northeast to Puerto Rico market by one of our competitors. As a result, our unit revenue per container, net of fuel, slipped 0.6 percent in 2010.

In response to these economic and competitive challenges in 2010, we froze executives’ salaries as part of a Company-wide restriction on salary merit increases. As a result, the only adjustment that was made in 2010 to the base salaries of our named executives was to implement a one-time increase that we had approved at the end of 2009 in connection with a decision to eliminate certain executive perquisites. We decided that a one-time salary adjustment was appropriate to help executives transition to the elimination of these perquisites. The total amount of the base salary increases for our named executives was significantly less than the total value of the eliminated benefits.

Our incentive compensation program primarily consists of an annual cash incentive and long-term awards of equity compensation. The 2010 performance targets under both the annual and long-term incentives were established based on internal budget targets approved by the Board of Directors, discussions with the Company’s senior management, prior year financial results and significant strategic initiatives planned for the year. The Company set an adjusted EBITDA target of $122.5 million, an adjusted EBIT target of $55.4 million and a debt reduction target of $15.0 million. The Company did not meet any of the targets that were set for fiscal 2010.

The Committee felt that the use of adjusted EBITDA, adjusted EBIT and debt deduction metrics were appropriate in light of the Company’s strategic focus of generating and preserving cash to further reduce the significant amount of debt on the our balance sheet. Consistent with our philosophy that a meaningful portion of an executive’s compensation should be linked to the Company’s performance, our named executives did not earn any incentive compensation in 2010 because our performance did not meet the threshold targets.

Key Accomplishments —

The challenging short-term market conditions did not deter us from taking positive steps to position the Company for long-term growth. On December 15, 2010, the Horizon Hawk departed Shanghai for Los Angeles on the inaugural voyage of our new trans-Pacific Five Star Express (FSX) service, marking an historic return to international shipping for Horizon Lines. The successful launch was the result of 12 months of project planning and execution by our international service team led by Executive Vice President and Chief Operating Officer Brian Taylor.

During the year, we also launched a vessel modification program in the Alaska trade. The work on our three D7-Class Alaska fleet, which was just completed, includes modifying stowage to increase weekly capacity for larger shipping containers and making necessary repairs and efficiency improvements. These modifications will allow us to improve service reliability for Alaska customers and enhance cargo mix.

Additionally, the Company has continued to take significant operating and overhead costs out of the business through various cost reduction initiatives aimed at improving our operating ratios and increasing our cash flows.

Our Executive Compensation Philosophy

Our compensation program is intended to help us achieve strategic business objectives and to maximize our future growth and profitability. We believe that compensation should help attract, motivate and appropriately reward talented executives. In addition, compensation should focus our executives’ attention on attaining our business objectives, and promoting our growth and profitability. We also believe that having a stable executive management team is necessary to achieve our business objectives. To further these goals, we have adopted a compensation philosophy based on the following core principles:

•	Executive pay should be aligned with the interests of our stockholders and with our business objectives.

•	Executive pay should be targeted at competitive levels, using compensation data for a competitive market comparator group that is relevant to the Company.

•	Executive pay should be structured as a mix of elements that include both fixed and variable compensation, as well as compensation that is earned over annual and multi-year periods.

•	Variable pay should be based on performance measures appropriate to our business and to an executive’s role and responsibilities in the Company.

•	Performance pay goals should be consistent with our overall business objectives, should include appropriate ranges of performance and, when appropriate, should allocate expected performance over our various lines of business.

Our Executive Compensation Program

The Committee has designed our executive compensation program to reflect the compensation philosophy described above. Our compensation program currently uses the following primary elements to compensate our executives:

Compensation Element	Objective	Characteristics

Base Salary	Rewards executives for annual performance and recognizes their individual responsibilities and contributions.	Salary levels are set and adjusted based on a consideration of competitive market data, and an executive’s responsibilities, individual performance and experience.
Annual Cash Incentive Plan	Provides variable compensation that is tied to attainment of business objectives and individual performance goals for the year.	Each executive’s annual bonus opportunity is based on one or more pre-established measures of financial performance and an assessment of individual performance for the year.
Long-Term Incentive Compensation	Long-term incentives are designed to enhance the link between the creation of stockholder value and executive pay. In addition, this element is intended to encourage executives to remain with the Company over a sustained period of time.	Awards may be stock-based, as with stock options or restricted stock awards. Awards may also be cash-based, in which case the amount of compensation payable to an executive depends in whole or in part on the level of achievement of pre-established measures of financial performance.
Retirement and Other Benefits	To allow executives to accumulate retirement savings on a tax-advantaged basis and to provide reasonable levels of other benefits that will help attract and retain key management talent.	Our executives are eligible to participate in the Company’s retirement and health and welfare benefit programs on the same basis as other salaried employees.

The Committee will continue to refine and adjust the program to reflect emerging best practices in executive compensation and to further strengthen the linkage between performance and compensation.

Process for Determining Executive Compensation

Each year the Committee evaluates and sets base salaries, annual cash incentive opportunities and long-term incentive compensation for our executives, using the following processes.

Competitive Pay Positioning —

The Committee reviews both peer group data and general industry survey data (referred to collectively as “comparator group data”), and uses those data as a reference point in making executive compensation decisions. The Committee generally sets base salaries at the 50th percentile of the comparator group data. In addition, the Committee typically will set total annual cash compensation (base salary plus target annual cash incentive) close to the 50th percentile of the comparator group data for performance that meets the Company’s annual business objectives, and between the 50th and 75th percentile of the comparator group data for performance that substantially exceeds annual business objectives. We have chosen the 50th percentile as the target for base salaries, and annual incentive cash compensation when we achieve our business objectives, because we believe that this is a reasonable level of total annual compensation which allows us to attract and retain executive talent. We believe that the incentive pay targets for circumstances in which we substantially exceed our business objectives are appropriate to reward exceptional performance, help contribute to a culture of high-performance and align our executives’ interests with those of our stockholders.

In fiscal 2010, Towers Watson prepared for the Committee a report on the competitive pay positioning for the certain executives, including the named executives. The report was used by the Committee to conduct a mid-year review of the compensation levels of those executives. The Committee determined that the 2010 compensation for the named executives was appropriately aligned with the comparator group data and that no mid-year adjustment to their compensation was necessary.

The 2010 Towers Watson report included comparator group data from three general industry surveys and for a group of public companies in the transportation industry (“transportation industry peers”). The transportation industry peers were selected based on the comparability of their 2009 revenue and market capitalization to the Company’s 2009 revenue and market capitalization (the Company’s 2009 annual revenue ranked at the 53rd percentile of the group). The group consisted of the following companies:

• Alexander & Baldwin, Inc.	• Knight Transportation, Inc.
• American Commercial Lines	• Landstar System, Inc.
• Arkansas Best Corp.	• Old Dominion Freight Line, Inc.
• Covenant Transportation Group	• Quality Distribution, Inc.
• Heartland Express, Inc.	• SAIA, Inc.
• Kansas City Southern	• Tidewater, Inc.
• Kirby Corp.	• Universal Truckload Services, Inc.
• Werner Enterprises, Inc.

In comparing the pay for the Chief Executive Officer (Mr. Raymond) and the Chief Financial Officer (Mr. Avara) with the comparator group pay data, the Towers Watson report excluded Heartland Express, Inc., Knight Transportation Inc., Universal Truckload Services Inc. and Werner Enterprises Inc. because Towers Watson considered their pay structures to be less representative of the typical pay structure of a broadly-held public company. In addition, the report relied solely on survey data for evaluating Mr. Taylor’s and Mr. Zuckerman’s pay because Towers Watson concluded there was insufficient compensation comparability data from the transportation peer group for those two executives’ positions.

Linking Pay to Business Performance —

A meaningful portion of an executive’s total compensation is based on attainment of pre-determined measures of Company or business unit performance. This portion of each executive’s compensation is “at risk.” This means that it is only earned if at least a threshold level of targeted performance is achieved. In addition, some compensation opportunities are structured so that the amount that may be earned increases in relationship to the level of performance above the designated threshold. Performance is measured, and compensation relating to such performance is paid, on both an annual basis and over longer periods of time. Final pay-outs of annual performance-based compensation are determined after an evaluation by the Committee of each executive’s individual performance and contributions during the year. Longer-term performance compensation is tied to attainment of business performance objectives and an executive’s continuous employment with the Company over a period of time.

Each year the Committee considers which measure of Company financial performance to use in setting annual and longer-term incentive compensation for our executives. The Committee has traditionally linked annual cash incentives to the attainment of objective performance measures. The Committee normally establishes the target range for performance compensation based on our internal budget targets. These budget targets are developed annually by management, are reviewed in consultation with the Board and are implemented only after approval by the Board. In establishing performance targets for incentive compensation, the Committee considers the aggressiveness of the Board-approved budget targets, the revenue and earnings growth included in the budget targets as compared to the prior year, and any significant strategic initiatives that may impact the budget targets. The Committee generally consults with the Chief Executive Officer and other senior executives, the Board and the Committee’s independent compensation consultant before setting performance levels for annual and long-term incentive compensation.

In fiscal 2010, annual cash incentives for our executives were based primarily on the attainment of targeted levels of adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and on reduction in the Company’s debt. Long-term incentives were based on attainment of adjusted earnings before interest and taxes and also, in the case of Mr. Raymond’s 2010 performance grant, attainment of certain other business objectives.

Consideration of Individual Performance —

Each year the Committee assesses the individual performance of each executive, and generally considers such performance when setting an executive’s base salary and annual cash incentive compensation. Individual performance is measured both on quantitative and qualitative measures. Quantitative measures are applied to individual executives by an evaluation process that includes establishing individual objectives for each executive that support the Company’s financial and strategic targets and objectives. Qualitative measures for evaluating individual executive performance include an assessment of various leadership competencies such as effective communication, providing strategic direction, motivating others, fostering teamwork and using sound management principles. The Committee’s assessment of these qualitative measures with regard to individual executive performance is conducted primarily through conversations with the Chief Executive Officer. The Committee believes that use of individual performance measures is important because they create incentives for executives to make specific contributions to the Company’s financial growth based on their individual levels of responsibility, and because it allows the Company to reward those specific contributions.

In fiscal 2010, the annual cash incentive plan was designed to make a portion of each named executive’s bonus opportunity (other than for Mr. Raymond) dependent upon on an assessment of the named executive’s individual performance during the year. Mr. Raymond’s performance was to be measured based on attainment of certain strategic business objectives during 2010.

Allocating Between Compensation Elements —

The Committee does not have a fixed standard for determining how an executive’s total compensation is allocated among the various elements of the Company’s compensation program. Instead, the Committee uses a flexible approach so that it can structure annual and long-term incentives that are most likely to enhance stockholder value in light of current and anticipated market conditions and to reward extraordinary performance when appropriate. In setting the amounts potentially payable under the annual cash incentive plan, the Committee takes into account other annual cash compensation payable to each executive and how the total annual cash compensation paid to that executive compares to the comparator group compensation data.

The Committee also seeks to allocate a portion of total compensation to long-term, stock-based compensation. The portion of total compensation allocated to stock-based compensation is determined based on a review of a variety of factors including comparator group compensation data, the stock-based compensation that has been awarded to executives in prior years and Company performance. In recent years, the Committee has granted a combination of performance-based and time-vested restricted stock. Performance-based restricted stock provides incentives for the attainment of specific levels of business performance measures and time-based restricted stock is designed to encourage executives to remain employed over a sustained period.

Other Pay-Setting Procedures —

The section of this Proxy Statement titled “Process for Determining Executive Compensation” on pages 25-27 provides information and the role of the Committee’s compensation consultant, Towers Watson, and our executives in recommending the amount or form of executive compensation.

2010 Executive Compensation

Base Salaries —

At the end of 2009, the Committee approved one-time increases in base salaries for Messrs. Raymond, Avara, Keenan and Taylor to partially adjust for the elimination of certain perquisites that the Company had historically provided. The Committee decided that a one-time salary adjustment was appropriate to help executives transition to the elimination of these perquisites. The total amount of the base salary increases were significantly less than the total value of the eliminated benefits (based on the historical aggregate cost of those benefits to the Company). The base salary adjustments for each named executive were as follows:

Named Executive	Amount of Increase

Charles G. Raymond	$25,000
Michael T. Avara	$15,000
John V. Keenan	$15,000
Brian W. Taylor	$15,000
Robert S. Zuckerman	$0

No other adjustments were made to 2010 base salaries for the named executives. In connection with Mr. Taylor’s promotion from Senior Vice President and Chief Commercial Officer to Executive Vice President and Chief Operating Officer, the Committee approved an increase in base salary from $340,000 to $370,000 effective April 1, 2011. In addition, Mr. Avara was promoted from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer, and the Committee approved an increase in base salary from $295,000 to $370,000 effective April 1, 2011.

Cash Incentive Plan Awards —

Consistent with the approach that it adopted in 2009, the Committee set the 2010 annual incentive opportunities above median pay for the comparator group in recognition that base salaries continued to be targeted at the 50th percentile of that group. The Committee based the award opportunity for each named executive on attainment of two specific corporate performance objectives and, except in the case of Mr. Raymond, on an assessment of the named executive’s individual performance for the year. This approach was chosen to incent executives to achieve key business performance objectives, and to allow for recognition of their individual contributions. In addition, the Committee decided to separately weight for each executive the relative impact of the corporate performance objectives and individual performance in order to reflect that executive’s responsibilities and spheres of influence over Company performance.

The Committee selected EBITDA (as adjusted to exclude certain nonrecurring and extraordinary items) and net reduction of the Company’s debt obligations as the corporate performance objectives for fiscal 2010. Adjusted EBITDA was selected because it is an effective means of evaluating cash generation from core business activities and because it is commonly used in the transportation industry for evaluating corporate performance. Debt reduction was selected because it indicates if cash flow is being used to pay down debt and has a net effect of improving the strength of the Company’s balance sheet.

The performance measures were weighted in the following manner:

	Corporate		Individual
		Debt	Performance
Named Executive	EBITDA	Reduction	Evaluation

Charles G. Raymond	75%	25%	0%
Michael T. Avara	60%	20%	20%
John V. Keenan	60%	20%	20%
Brian W. Taylor	60%	20%	20%
Robert S. Zuckerman	50%	15%	35%

Target award opportunities were established for each named executive as a percentage of his 2010 base salary. The Committee set these award opportunities at or near the 75th percentile of target bonus levels indicated in a report on comparator group compensation data prepared by Towers Watson in 2009. The specific percentages for the named executives were 95% for Mr. Raymond, 70% for Mr. Avara, 70% for Mr. Keenan, 70% for Mr. Taylor and 50% for Mr. Zuckerman.

Each named executive’s award opportunity was contingent on the Company attaining a threshold adjusted EBITDA target of $115 million. If this adjusted EBITDA threshold was met, funding would be computed for each business and/or individual performance measure applicable to the named executive. Funding for each of the business performance measures was determined as follows:

•	Funding of at least 20% of the target opportunity for a business performance measure, but less than 100% of target opportunity, if the minimum threshold for the business performance measure was obtained but the target level was not achieved.

•	Funding of at least 100% of the target opportunity for a business performance measure, but less than 200% of target opportunity, if the target for the business performance measure was achieved or exceeded.

•	Funding of up to 150% of target opportunity for a business performance measure if the maximum level was met or exceeded for that business performance measure.

The funding level for each named executive’s individual performance measure was set at 100% of the target opportunity if the named executive met his individual performance goals, and up to 150% of target opportunity for performance that exceeded those goals. The amount funded for each performance measure (business and individual) would then be multiplied by the percentage weighting applicable to the named executive for that performance measure, as noted in the table above. The sum of those weighted amounts would be the named executive’s earned bonus for the year. The threshold, target and maximum goals for each corporate performance set by the Committee were as follows:

	Adjusted	Change in
	EBITDA	Net Debt
Performance Level	($m)	($m)

Threshold	$115.0	$8.8
Target	$122.5	$15.0
Maximum	$130.0	$21.0

The Company’s adjusted EBITDA for the year did not meet the threshold. As a result, no amounts were paid under the 2010 cash inventive plan to any of the named executives.

Performance Grant for Mr. Raymond —

To incent Mr. Raymond to help the Company achieve specific financial and strategic goals, the Committee awarded him a performance grant under the Company’s Incentive Compensation Plan. The performance grant provided Mr. Raymond an opportunity to receive a cash payment if certain objective and subject performance goals were met, and subject to the attainment of certain threshold goals. The performance grant was structured to pay cash instead of shares of Company common stock because the Committee determined that Mr. Raymond’s stock ownership levels (including shares under his outstanding stock incentive awards) already provided adequate alignment of his interests with those of our stockholders. The conditions attached to the performance grant were as follows:

•	The Company’s adjusted earnings before interest and taxes (“EBIT”) for the period beginning December 21, 2009 and ending on the last day of the 2010 fiscal year (the “Performance Period”) had to be at least $49,846,000.

•	Mr. Raymond had to achieve specific strategic objectives relating to asset deployment, business platform expansion, leadership development and succession planning during the Performance Period.

•	Mr. Raymond had to remain in employment through the end of the Performance Period (subject to certain exceptions).

•	During the period from December 21, 2009 to the last day of the 2011 fiscal year, Mr. Raymond could not sell, transfer or otherwise dispose of shares of Company common stock that he owned or acquired during that period (excluding certain shares), or risk having to return to the Company any amounts previously paid under the performance grant.

The target amount payable under the performance grant was $1,300,000, subject to upward or downward adjustment under a formula based on the Company’s adjusted EBIT for the Performance Period. The amount determined under this formula was referred to as the “Attained Amount.” Under the formula, if the net income threshold was met the Attained Amount would be $650,000 (50% of the target amount). If net income for the Performance Period exceeded target, the Attained Amount would be increased to a higher percentage of the target amount based on the actual level of net income performance, up to a maximum $1,950,000 (150% of the target amount).

The Attained Amount was subject to further adjustment by the Committee to determine the amount (if any) that Mr. Raymond would ultimately earn under the performance grant. The Committee could reduce or eliminate (but not increase) the Attained Amount if the Committee determined in its discretion that Mr. Raymond had not successfully achieved any or all of the strategic objectives. In addition, the Committee could further reduce or eliminate (but not increase) the Attained Amount if the Committee determined in its discretion that a “materially adverse condition” had occurred during the Performance Period or prior to payment of amounts under the performance grant.

The Company’s adjusted EBIT for the Performance Period did not meet the threshold level described above. As a result, Mr. Raymond did not receive any payment under the performance grant.

Long-Term Stock Incentive Awards —

The Committee awarded shares of restricted stock to the named executives in 2010, except for Mr. Raymond, who was not awarded any restricted stock because he received the performance grant described above. The Committee decided to make these awards in the form of full-value stock grants in order to better manage dilution rates and overhang levels, as well as minimize the distortive effect of stock market cyclicality on long-term incentives. The Committee also determined that restricted stock could complement the objectives of the 2010 annual inventive plan by linking the number of shares that could be earned under the award to the Company’s attainment of specific performance objectives. Finally, the Committee considered the perceived value to executives of restricted stock compared to awards based solely on stock price appreciation, and determined that restricted stock would better achieve executive retention goals.

Based on these considerations, the Committee awarded two types of restricted stock grants to the named executives, other than Mr. Raymond. The first award was conditioned on attainment of a targeted level of adjusted EBIT for fiscal 2010 and on the named executive’s continued employment until 2013 (the “performance-based award”). The second award was based on the named executive’s continued employment for a three-year service period ending in 2013 (the “service-based award”).

The Committee considered various factors in evaluating the number of shares to be awarded to the named executives. This included an analysis by Towers Watson of the maximum potential value of each named executive’s total award relative to the value of long-term incentives taken from general industry market data. The analysis indicated that the Committee’s projected award levels were generally below the market median. The Committee also reviewed projected pay-out value of each named executive’s award (assuming attainment of target performance under the performance-based awards), and compared that value to the value of their fiscal 2009 long-term restricted stock awards. The Committee limited the size of the 2010 awards for the named executives so that the maximum potential value of those awards would not be more than 2% higher than the maximum potential value of the restricted stock awarded to named executives for fiscal 2009. Other factors considered by the Committee were the financial accounting cost and dilutive effect of the awards.

The Performance-Based Awards entitled the named executives to receive shares of Company common stock based on the level of the Company’s adjusted EBIT for fiscal 2010. If the Company achieved an adjusted EBIT level of at least $49,846,000, the named executives would be entitled to receive at least 25% and up to 100% of the number of shares subject to their performance-based award, depending on the Company’s actual adjusted EBIT for fiscal 2010. In addition to the Company achieving the adjusted EBIT threshold, the named executive is required to remain continuously employed by the Company until 2013 to earn any shares under performance-based awards (subject to pro-rated vesting for retirement before the three-year period expires). The service-based awards entitle the named executives to receive a specified number of shares of Company common stock if they remain continuously employed by the Company for three years (subject to pro-rated vesting for retirement, similar to the performance-based awards). Dividends on the shares underlying both the performance-based awards and the service-based awards were to be accrued and paid, without interest, at the time that the underlying shares vested, and are forfeited if the underlying shares were not earned or were forfeited.

The Company’s adjusted EBIT for 2010 did not exceed the assigned threshold. Therefore, the named executives will not earn any shares under their performance-based awards. Please see the table titled “Grants of Plan-Based Awards Table” on page 36 for more information concerning fiscal 2010 restricted stock awards, including the specific number of shares assigned to each of the named executives’ awards.

Employment and Separation Agreements

We generally do not have employment or severance agreements for our executives. However, we recognize that in certain circumstances such agreements may help us achieve the objectives of our compensation program and our other business goals. Therefore, we assess on a case-by-case basis when it may be appropriate to enter into employment or separation agreements.

Raymond Separation Agreement —

We decided to enter into a separation agreement with Mr. Raymond in connection with his retirement in March of 2011. The separation agreement provides for payment of certain benefits to Mr. Raymond in recognition of his long period of service to the Company and its predecessor businesses, and in consideration of his release of claims against us, his agreement to comply with certain non-competition and confidentiality requirements and his commitment to cooperate with us to address legal proceedings and certain other matters following his retirement. The separation benefits consist of severance payments of $140,000 per month payable until October of 2011, payments of $72,333 per month for the next 18 months, extension of the exercise period for his outstanding stock options to the earlier of the last day on which those options could be exercised by their original terms or the 10th anniversary of the original date of grant of those options, and indemnification and advancement of expenses in connection with claims relating to his employment with us (to the extent provided for in our charter, bylaws and other documents). He is also entitled to reimbursement of COBRA premiums for continuation of coverage for he and his dependents under our group medical plan.

Fraser Interim Employment Agreement —

Stephen Fraser has agreed to serve as our interim President and Chief Executive Officer while we conduct a search for a successor to Mr. Raymond. We entered into an interim employment agreement with Mr. Fraser in March of 2011 to specify the terms under which he would be employed. Under the agreement, Mr. Fraser will be paid a salary of $90,000 per month and will be reimbursed for expenses that he incurs in performing the duties of interim President and Chief Executive Officer (including costs of travel between his home in Chicago and our headquarters in North Carolina). In addition, he will be eligible to participate in the benefit plans generally available to our other senior executives, but he will not be entitled to receive severance benefits or receive equity compensation awards that may be granted to other senior executives. In lieu of being covered under our group medical plan, Mr. Fraser may elect to have us reimburse him for the cost of the medical insurance in place for himself and his dependents when his interim employment began. The agreement also specifies that Mr. Fraser will continue to serve on our Board during his interim employment. As a result, he will receive the annual restricted stock awards that we typically grant to our non-employee directors, will continue to vest in his outstanding restricted stock awards during his interim employment and will continue to be subject to the stock ownership requirements applicable to non-employee directors (and not the stock ownership requirements applicable to executives). However, his annual cash retainer for service on the Board will be prorated to reflect only the period during which he was a non-employee Director.

Keenan Employment Agreement —

We entered into an employment agreement with Mr. Keenan before we became a publicly traded company. At that time, we considered such agreements important to recruit and retain key executive talent. In March of 2011, we granted Mr. Keenan a leave of absence with pay. In order to retain Mr. Keenan as an employee while he is on leave, we modified his employment agreement to clarify that the term of the agreement will continue to automatically renew for one year periods during his leave and we increased the amount of severance payable to Mr. Keenan if his employment is involuntarily terminated by us other than for cause before February 24, 2012 from 100% of his annual base salary to 150% of his annual base salary. Please see the section titled “Potential Payments Upon Termination” at page 39 for more information concerning Mr. Keenan’s employment agreement.

Zuckerman Severance Agreement —

We also have a severance agreement for Mr. Zuckerman. This agreement, like Mr. Keenan’s employment agreement, was entered into before we became a public company. Please see the section titled “Potential Payments Upon Termination” at page 39 for more information concerning Mr. Zuckerman’s severance agreement.

Retirement and Other Benefits

The named executives participate in certain benefit plans that are also generally available to other salaried employees. These include a Section 401(k) retirement plan that provides a matching contribution on an employee’s contributions made to the plan. The other benefit plans primarily include health care insurance and related benefits, group life insurance, disability, tuition assistance, and an employee stock purchase plan which allowed eligible employees to purchase Company stock at a 10% discount but is not currently available to any employees. The Company does not maintain any defined benefit pension plans or any nonqualified deferred compensation arrangements for its executives. As noted above, we eliminated certain personal benefits for executives beginning in fiscal 2010.

Other Compensation Policies

Executive Stock Ownership Requirements —

To directly align the interests of executives with the interests of the stockholders, we maintain minimum stock ownership requirements for each Company executive who is at a vice president level or above. Each covered executive’s required level of stock ownership is determined based on a multiple of the executive’s annual base salary and is then converted to a fixed number of shares of the Company’s common stock using a 365-day average closing price per share. The base salary multiple varies depending upon the executive’s position. Executives must reach their assigned ownership level within five years of becoming subject to the requirements. Once the required ownership level has been achieved, an executive is expected to maintain this minimum level of ownership until such time as the executive is no longer subject to the stock ownership requirements. An executive ceases to be subject to the stock ownership requirements when the executive’s employment with the Company terminates or if the executive’s position with the Company changes to a position that is not subject to the stock ownership requirements. If an executive does not meet or maintain the executive’s required ownership level within the required timeframe, then the executive’s participation in any stock-based long-term incentive plan may be restricted, at the discretion of the Committee.

The required stock ownership levels for each of the named executives are based on the following base salary multiples:

•	Charles G. Raymond	5 times base salary
•	Michael T. Avara	3 times base salary
•	John V. Keenan	3 times base salary
•	Brian W. Taylor	3 times base salary
•	Robert S. Zuckerman	1 times base salary

Each of the named executives was in compliance with this policy during 2010. In accordance with the terms of the policy, Mr. Avara is required to fully comply with the minimum holding requirement by 2013.

Management of Compensation-Related Risk —

Our executive compensation program is designed to incent our executives to achieve our annual and longer-term business objectives. The Committee considers how compensation could potentially encourage our executives, either individually or as a group, to make excessively risky business decisions at the expense of long-term value. In order to address this potential risk, the Committee annually reviews the risk characteristics of our compensation programs generally and considers methods for controlling such risk. The Committee considers the following characteristics of our executive compensation program as factors which help mitigate such risk:

•	Balanced Mix of Pay Types: The target compensation mix is balanced between fixed and variable pay, and represents a balance of cash and long-term equity based compensation vesting over multi-year periods.

•	Balanced Approach to Performance-Based Awards: Performance targets are tied to several financial metrics. Metrics are quantitative and measurable.

•	Performance Period and Vesting Schedules: The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period. Restricted stock awards generally vest three years from the grant date.

•	Stock Ownership Requirements: As described more fully above, our executives must hold specified levels of our stock during their careers, thereby aligning their interests with the long-term interests of our stockholders.

Tax and Financial Accounting Considerations —

The Committee considers the anticipated tax treatment to the Company and to the individual executives of various compensation payments and benefits. Interpretations of and changes in the tax laws, as well as other factors beyond the Committee’s control, also affect the deductibility of compensation. For these and other reasons, the Company will not necessarily in all circumstances limit executive compensation to the amount which is permitted to be deductible as an expense of the Company under Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

We also regularly consider the financial accounting implications of our compensation program. However, the Committee and the Company do not determine the compensation payable to executives and employees solely on the basis of the accounting expense for such compensation.

Stock Compensation Grant Practices —

The Committee administers our stock compensation plans and approves all awards under those plans. The grant date of awards under those plans is the date of the Committee meeting on which the award is approved, or a future date that the Committee may designate. The Committee does not grant stock options with an exercise price that is less than the closing price of the Company’s common stock on the grant date or grant stock options which are priced on a date other than the grant date, unless for some reason the grant date is a future date, in which case the closing price for that future date is used to determine the exercise price of stock options granted on that date.

COMPENSATION COMMITTEE REPORT

Management prepared the Compensation Discussion and Analysis describing the Company’s compensation program for executives, which includes the Company’s named executives. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following independent Directors, who comprise the Compensation Committee.

James G. Cameron, Chairman
Vernon E. Clark
Bobby J. Griffin

Compensation Risk Assessment

As part of its oversight of the Company’s executive compensation program, the Compensation Committee with assistance from management reviewed the Company’s compensation policies and procedures for all employees to determine whether they present a significant risk to the Company. The review included a consideration of the incentives that the Company’s compensation policies and procedures create, and factors that may reduce the likelihood of excessive risk taking. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee concluded that such risks are mitigated by a number of factors, including the following:

•	The use of both short-term and long-term compensation, depending upon level of responsibility and accountability within the organization;

•	The use of a balanced compensation mix that is not excessively weighted towards incentive-based pay;

•	Minimum time-based vesting requirements for all equity awards, which support a long-term focus on Company performance and which do not encourage short term risk taking;

•	The use of performance metrics for incentive awards that are derived from the Company’s annual business plans and longer term business models, which are approved in advance by the Compensation Committee and Board of Directors, and which are generally used by other companies in our industry;

•	Use of performance targets that are not excessively aggressive or unrealistic, but which are instead designed to promote steady revenue and earnings growth;

•	Compensation incentives for the Company’s sales force that are similar or the same as those used for the rest of our employees and that are not set at overly aggressive levels of market share achievement, and which maintain focus on service to the customer versus obtaining business strictly via rate actions;

•	The use of a robust performance management process and system that provides insight into individual performance against pre-established targets;

•	Consistent compensation plans across the entire Company that support our overall business strategy, such as the annual cash incentive plan;

•	Minimum stock holding requirements for all senior level management that are meaningful and foster long-term stock appreciation, and which are annually reviewed with the Compensation Committee to determine appropriate levels of share ownership.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The four independent Directors listed above under “Corporate Governance and Our Board, Committees, Directors, and Executives” have served on the Compensation Committee during fiscal 2010 and through the first quarter of fiscal 2011, and none of our executive officers served on the compensation committee or board of any company that employed any member of the Compensation Committee or Board of Directors.

2010 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding all compensation earned by our named executives for fiscal 2010, and for fiscal 2008 and 2009 (if they were named executives during those earlier fiscal years).

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary(2)	Bonus	Awards(3)	Awards(3)	Compensation(4)	Compensation(5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

Charles G. Raymond(1)	2010	665,000	—	—	—	—	14,675	679,675
Chairman, Chief Executive	2009	640,000	—	—	—	328,320	127,127	1,095,447
Officer and President	2008	640,000	—	219,450	101,250	—	103,435	1,064,135
(Principal Executive Officer)

Michael T. Avara	2010	295,000	—	196,800	—	—	18,350	510,150
Senior Vice President and	2009	272,500	—	169,000	—	111,132	45,988	598,620
Chief Financial Officer	2008	230,972	—	146,300	60,750	—	27,252	465,274
(Principal Financial Officer)

John V. Keenan	2010	340,000	—	196,800	—	—	18,350	555,150
Senior Vice President and Chief	2009	325,000	—	169,000	—	107,494	63,937	665,431
Operating Officer	2008	325,000	—	146,300	60,750	—	55,022	587,072

Brian W. Taylor	2010	340,000	—	196,800	—	—	20,357	557,157
Senior Vice President and Chief	2009	325,000	—	169,000	—	69,786	55,085	618,871
Commercial Officer	2008	325,000	—	146,300	60,750	—	48,093	580,143

Robert S. Zuckerman	2010	275,000	—	59,040	—	—	11,000	345,040
Senior Vice President and	2009	246,167	21,000	50,700	—	81,675	27,220	426,762
General Counsel

(1)	On March 11, 2011, Mr. Raymond retired from the Company.

(2)	Amounts shown represent base salary paid during the fiscal year. Annual base salary adjustments generally become effective after they are approved, which may not coincide with the beginning of the fiscal year.

(3)	These columns show the total grant date fair value of awards granted to the named executives in fiscal 2008, 2009, and 2010, determined in accordance with stock-based compensation accounting standards (FASB ASC Topic 718). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The values reported for awards subject to performance conditions are computed based on the probable outcome of the performance condition as of the grant date of the award. If achievement of the highest level of performance conditions as of the grant date is used (instead of probable outcome), the value of the 2010 stock awards for the named executives would be as follows: Mr. Avara — $295,200; Mr. Keenan — $295,200; Mr. Taylor — $295,200; Mr. Zuckerman — $83,640. For a discussion of assumptions used in calculating award values, refer to note 15 of the Company’s financial statements in the Form 10- K for the year ended December 26, 2010, as filed with the SEC. See the “2010 Grants of Plan-Based Awards Table” at page 36 for information on the stock awards granted in 2010.

(4)	This column shows the amounts actually earned by the named executive officers under the annual cash incentive plan for each of the listed fiscal years. See the “2010 Grants of Plan-Based Awards Table” at page 36 for information on the awards granted in fiscal 2010.

(5)	The amounts shown in this column are as follows:

	Dividends on
	Unvested	Payments Relating
	Restricted Stock	to Section 401(k)	Other
	(1)	Retirement Plan(2)	Benefits(3)	Total
Name	($)	($)	($)	($)

Charles G. Raymond	3,000	7,350	4,325	14,675
Michael T. Avara	11,000	7,350	—	18,350
John V. Keenan	11,000	7,350	—	18,350
Brian W. Taylor	11,000	7,350	2,007	20,357
Robert S. Zuckerman	3,650	7,350	—	11,000

(1)	This column reports the amount of dividends paid to the named executive during the 2010 fiscal year on unvested restricted stock awards and the amount of dividends earned on unvested restricted stock awards during the year but which will not be paid until the underlying awards vest (plus any related interest that accrued during the year on the earned but unpaid dividends).

(2)	This column reports the Company matching contribution under the 401(k) retirement plan for salaried employees. Matching contributions are generally available to all participants in the 401(k) retirement plan

(3)	This column reports amounts paid in fiscal 2010 with respect to expenses that had been incurred by the named executive in 2009, before the Company adopted a policy not to reimburse the cost of certain personal benefits or taxes with respect to those personal benefits.

2010 GRANTS OF PLAN-BASED AWARDS

The following table provides information about equity and non-equity awards granted to the named executives in fiscal 2010.

								All Other
								Stock	All Other	Grant
								Awards:	Option	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number of	Awards:	Value of
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Number of	Stock and
		Plan Awards(2)			Plan Awards(3)			Stock or	Securities	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Underlying	Awards
Name	Date(1)	($)	($)	($)	($)	($)	($)	(#)(4)	Options (#)	($)(5)

Charles G. Raymond	3/15/2010	315,875	631,750	1,263,500	—	—	—	—	—	—
	3/18/2010	650,000	1,300,000	1,950,000	—	—	—	—	—	—
Michael T. Avara	3/15/2010	103,250	206,500	413,000	—	—	—	—	—	—
	3/15/2010	—	—	—	—	—	—	20,000	—	98,400
	3/15/2010	—	—	—	10,000	20,000	40,000	—	—	98,400
John V. Keenan	3/15/2010	119,000	238,000	476,000	—	—	—	—	—	—
	3/15/2010	—	—	—	—	—	—	20,000	—	98,400
	3/15/2010	—	—	—	10,000	20,000	40,000	—	—	98,400
Brian W. Taylor	3/15/2010	119,000	238,000	476,000	—	—	—	—	—	—
	3/15/2010	—	—	—	—	—	—	20,000	—	98,400
	3/15/2010	—	—	—	10,000	20,000	40,000	—	—	98,400
Robert S. Zuckerman	3/15/2010	68,750	137,500	275,000	—	—	—	—	—	—
	3/15/2010	—	—	—	—	—	—	7,000	—	34,440
	3/15/2010	—	—	—	2,500	5,000	10,000	—	—	24,600

(1)	This column shows the grant date of all plan-based awards in fiscal 2010.

(2)	These columns show the potential payment under each named executive’s 2010 cash incentive plan award. The amounts actually paid under each award are shown in the “Non-Equity Incentive Plan Compensation” column of the “2010 Summary Compensation Table” on page 35. For Mr. Raymond, these columns also show the potential payment under the performance grant that was awarded to him under the Company’s Incentive Compensation Plan. The threshold performance conditions for that performance grant were not met. Consequently, Mr. Raymond did not receive any payment under that performance grant. The performance conditions and other criteria for all of these awards are described in the Compensation Discussion and Analysis beginning on page 23.

(3)	These columns show the number of shares that would vest under performance-based restricted stock awards granted in fiscal 2010, assuming satisfaction of performance measures and vesting conditions. The threshold performance conditions for these performance grants were not met. Consequently, no shares will vest for Mr. Avara, Mr. Keenan, Mr. Taylor or Mr. Zuckerman. The performance measures, vesting conditions and other criteria for the awards are described in the Compensation Discussion and Analysis beginning on page 23.

(4)	This column shows the number of shares of time-vesting restricted stock awards granted in fiscal 2010 to each named executive. These shares generally will vest three years after the date of grant if the named executive remains in continuous employment to the vesting date.

(5)	This column shows the individual grant date fair value of the stock awards granted to the named executives in fiscal 2010. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The values reported for awards subject to performance conditions are computed based on the probable outcome of the performance condition as of the grant date of the award. The amounts shown were determined in accordance with FASB ASC Topic 718. For a discussion of assumptions used in calculating the stock award values, refer to note 15 of the Company’s financial statements in the Form 10-K for the year ended December 26, 2010, as filed with the SEC.

Employment Agreements.  During 2010, Mr. Keenan was employed pursuant to an employment agreement with Horizon Lines, LLC (“Horizon Lines”), a wholly-owned subsidiary of the Company. Mr. Keenan was granted a leave of absence in March 2011, and the Company agreed to modify the terms of his employment agreement while on administrative leave. The agreement provides for an initial base salary of $243,000, subject to increase as determined by the Compensation Committee and a discretionary bonus under the Company’s annual cash incentive plan of between 30% and 102% of his base salary. For fiscal 2010, the Compensation Committee exercised discretion to set his target opportunity under the cash incentive plan at 70% of base salary. Mr. Keenan’s employment agreement also entitles him to participate in employee benefit plans applicable to the senior officers of the Company, annual vacation and reimbursement for reasonable travel and other business expenses. He is entitled to certain termination payments and benefits if his employment terminates without cause. As discussed in the section titled “Compensation Discussion and Analysis” at page 32, the Company modified Mr. Keenan’s employment agreement in February 2011 to increase his termination payments by 50% if his employment is terminated by the Company without cause before February 23, 2012. For additional information concerning these termination payments and benefits, see the “Potential Payments Upon Termination” section at page 39.

2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about the stock option and stock awards held by the named executives as of December 26, 2010. This information includes unexercised and unvested stock options, and unvested restricted stock awards. The named executives’ equity awards are separately shown. The vesting schedule for each equity award is shown immediately following the table based on the date on which the equity award was granted and based on whether it is a stock option award or a restricted stock award. The market value of restricted stock awards is based on the closing price of Company common stock as of December 23, 2010 (the last market trading date during the Company’s 2010 fiscal year), which was $4.42. Restricted stock awards subject to performance conditions that were not met by the end of the 2010 fiscal year not included. See the “2010 Grants of Plan-Based Awards” table on page 36 for more information concerning those awards.

	Option Awards						Stock Awards
											Equity
										Equity	Incentive
										Incentive Plan	Plan Awards:
										Awards:	Market or
										Number of	Payout Value
			Number of	Number of				Number of		Unearned	of Unearned
			Securities	Securities				Shares or	Market Value of	Shares, Units	Shares, Units
			Underlying	Underlying	Option			Units of	Shares or Units of	or Other	or Other
			Unexercised	Unexercised	Exercise	Option		Stock That	Stock That	Rights That	Rights That
	Option		Options (#)	Options (#)	Price	Expiration	Stock	Have Not	Have Not	Have Not	Have Not
Name	Grant Date		Exercisable	Unexercisable	($)	Date	Grant Date	Vested ($)	Vested	Vested ($)	Vested ($)

Charles G. Raymond	9/27/2005	(b)	124,000	—	$10.00	9/27/2015	—	—	$—	—	$—
	4/7/2006		105,425	—	12.54	4/7/2016	—	—	—	—	—
	3/26/2007		30,000	—	33.51	3/26/2017	—	—	—	—	—
	4/24/2008		25,000		14.63	4/24/2018	—	—	—	—	—
	—		—	—	—	—	4/24/2008	—	—	15,000	66,300

Michael T. Avara	9/27/2005	(b)	12,400	—	10.00	9/27/2015	—	—	—	—	—
	4/7/2006		10,625	—	12.54	4/7/2016	—	—	—	—	—
	3/26/2007		7,500	—	33.51	3/26/2017	—	—	—	—	—
	4/24/2008		—	15,000	14.63	4/24/2018	—	—	—	—	—
	—		—	—	—	—	4/24/2008	—	—	10,000	44,200
	—		—	—	—	—	3/18/2009	—	—	25,000	110,500
	—		—	—	—	—	3/15/2010	—	—	20,000	88,400

John V. Keenan	9/27/2005	(b)	54,800	—	10.00	9/27/2015	—	—	—	—	—
	9/27/2005	(a)	13,125	—	10.00	9/27/2015	—	—	—	—	—
	4/7/2006		46,750	—	12.54	4/7/2006	—	—	—	—	—
	3/26/2007		15,000	—	33.51	3/26/2017	—	—	—	—	—
	4/24/2008		—	15,000	14.63	4/24/2018	—	—	—	—	—
	—		—	—	—	—	4/24/2008	—	—	10,000	44,200
	—		—	—	—	—	3/18/2009	—	—	25,000	110,500
	—		—	—	—	—	3/15/2010	—	—	20,000	88,400

Brian W. Taylor	9/272005	(b)	37,800	—	10.00	9/27/2015	—	—	—	—	—
	9/27/2005	(a)	4,375	—	10.00	9/27/2015	—	—	—	—	—
	4/7/2006		46,750	—	12.54	4/7/2016	—	—	—	—	—
	3/26/2007		15,000	—	33.51	3/26/2017	—	—	—	—	—
	4/24/2008		—	15,000	14.63	4/24/2018	—	—	—	—	—
	—		—	—	—	—	4/24/2008	—	—	10,000	44,200
	—		—	—	—	—	3/18/2009	—	—	25,000	110.500
	—		—	—	—	—	3/15/2010	—	—	20,000	88,400

Robert S. Zuckerman	9/272005	(b)	12,400	—	10.00	9/27/2015	—	—	—	—	—
	4/7/2006		10,625	—	12.54	4/7/2016	—	—	—	—	—
	3/26/2007		7,500	—	33.51	3/26/2017	—	—	—	—	—
	4/24/2008		—	7,000	14.63	4/24/2018	—	—	—	—	—
	—		—	—	—	—	4/2420/08	—	—	1,000	4,420
	—		—	—	—	—	3/18/2009	—	—	11,250	49,725
	—		—	—	—	—	3/15/2010	—	—	7,000	30,940

(1)

Option Awards Vesting Schedule

Grant Date	Vesting Schedule

9/27/2005(a)	100% vested in 2006
9/27/2005(b)	100% vested in 2008
4/7/2006	100% vested in 2009
3/26/2007	100% vested in 2010
4/24/2008	100% vests in 2011; prorated early vesting for retirement after age 59 1/2. Options granted to Mr. Raymond vested pursuant to the Separation Agreement executed in connection with his retirement on March 11, 2011.

Stock Awards Vesting Schedule

Grant Date	Vesting Schedule

4/24/2008	100% vests in 2011 if the Company’s earnings per share for fiscal 2010 meets or exceed a target tied to a 15% compound annual rate of growth. If this condition is not met, 100% may vest in 2012, 2013 or 2014 if the executive remains in continuous employment to such dates and the Company’s earnings per share for the immediately prior fiscal year meets the 15% compound annual rate of growth target. Prorated early vesting for retirement after age 59 1/2 if performance condition also is met.
3/18/2009	100% vests in 2012; prorated early vesting for retirement when age plus years of service equals or exceeds 75.
3/15/2010	100% vests in 2013; prorated early vesting for retirement when age plus years of service equals or exceeds 75.

2010 OPTION EXERCISES AND STOCK VESTED

The following table provides information for the named executives regarding stock options that were exercised during fiscal 2010 and shares acquired under stock awards that vested in fiscal 2010.

Stock Awards
	Option Awards		Number of
	Number of		Shares
	Shares		Acquired on
	Acquired on	Value Realized on	Vesting	Value Realized on
Name	Exercise (#)	Exercise ($)	(#)	Vesting ($)

Charles G. Raymond	—	—	75,965	$423,125
Michael T. Avara	—	—	—	—
John V. Keenan	—	—	—	—
Brian W. Taylor	—	—	—	—
Robert S. Zuckerman	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION

Separation Agreement with Mr. Raymond.  As discussed in the section titled “Compensation Discussion and Analysis” at page 31, the Company and Mr. Raymond entered into a separation agreement in connection with Mr. Raymond’s retirement from the Company in March 2011. The separation agreement provides Mr. Raymond with severance payments of $140,000 per month for the first seven months following his retirement and $72,333 per month for the next eighteen months. In addition, Mr. Raymond will be reimbursed for premiums relating to his continued health care coverage under COBRA for the period he and his eligible dependents are entitled to such coverage.

The following table describes the total value of severance payments and benefits under Mr. Raymond’s separation agreement.

Executive Payments and Benefits Upon Separation	Total Value ($)

Compensation:
Severance	2,281,994
Benefits:
COBRA premium reimbursement	22,032
Total	2,304,026

Mr. Raymond’s Stock Option and Restricted Stock Awards.  In connection with Mr. Raymond’s retirement on March 11, 2011, all of his unvested stock options vested and became exercisable. The intrinsic value of those stock options would have been $0 based on the $4.42 closing price of Company common stock as of December 23, 2010 (the last market trading date during the Company’s 2010 fiscal year).

Employment Agreement with Mr. Keenan.  Mr. Keenan is entitled to certain payments and benefits under his employment agreement if he is terminated by Horizon Lines or the Company without Cause. “Cause” for this purpose means termination of Mr. Keenan’s employment by Horizon Lines or the Company due to his failure to substantially perform the duties of his position; his failure to comply with or carry out any lawful and reasonable directive of the Board, the board of directors of Horizon Lines, or the Chief Executive Officer of Horizon Lines; his material breach of the Company’s Code of Business Conduct and Ethics; his conviction, plea of no contest or imposition of unadjudicated probation for any felony other than a traffic violation or purely as a result of his title or position; his unlawful use or possession of illegal drugs; or his commission of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against Horizon Lines or the Company. Mr. Keenan must be given advance notice and a specified period to remedy certain of these events before his employment can be terminated for Cause.

As discussed in the section titled “Compensation Discussion and Analysis” at page 23, the Company modified Mr. Keenan’s employment agreement in February 2011. Before the agreement was modified, if his employment was terminated without Cause he was entitled to receive an amount equal to his annual base salary in effect immediately prior to his termination, payable over a twelve month period following Mr. Keenan’s termination of employment in accordance with the Company’s normal payroll practices. For one year following the date of his termination of employment, Mr. Keenan was also entitled to continue coverage for himself and his eligible dependents under all Horizon Lines group health benefit plans in which he and his dependents were participants immediately prior to the date of his termination of employment. Following the February 2011 modification, if Mr. Keenan’s employment is terminated by the Company without Cause before February 23, 2012, he is entitled to a payment of $510,000 in lieu of the payment required under the agreement and the continued health benefit plan coverage described above. Mr. Keenan is entitled to the severance benefits described above only if he executes a general waiver and release.

If Mr. Keenan’s employment terminates for any other reason during the term of the agreement, including non-extension of the term by Mr. Keenan or Horizon Lines, Mr. Keenan’s resignation for any reason, Mr. Keenan’s termination by Horizon Lines or the Company for Cause, or Mr. Keenan’s death or disability, Mr. Keenan is entitled only to his accrued unpaid annual base salary through the date of termination, plus any accrued unpaid vacation pay and any unpaid amounts arising through the date of termination under any employee benefit plans in which Mr. Keenan participates. Mr. Keenan is subject to non-competition and non-solicitation restrictions following termination of his employment for any reason.

The following table describes the termination payments and benefits under Mr. Keenan’s employment agreement assuming that he terminated employment on December 26, 2010 with a base salary of $340,000.

						Non-
		Non-	Resignation			Extension of
Executive Payments and	Resignation	Extension of	Without		Termination	Term by the	Disability	Death
Benefits Upon	for Good	Term by the	Good	Termination	Without	Company	Termination	Termination
Separation	Reason ($)	Executive ($)	Reason ($)	for Cause ($)	Cause ($)	($)	($)	($)

Compensation:
Severance	—	—	—	—	340,000 (1)	—	—	—
Benefits & Perquisites:(2)
Health Plan Continuation	—	—	—		17,907	—		—
Total	—	—	—		357,907	—	—	—

(1)	The Company has modified Mr. Keenan’s employment agreement to provide a payment of $510,000 if Mr. Keenan is terminated without cause prior to February 23, 2012 in lieu of the payment of $340,000.

(2)	No perquisites or benefits are provided to Mr. Keenan following termination of employment except that for one year following termination of employment, Mr. Keenan and any of his dependents may continue to participate in Company-sponsored group health plans in which they were entitled to participate immediately prior to termination. The value of this benefit was determined based on accounting standards for post-retirement health benefits (FAS 106).

Severance Agreement with Mr. Zuckerman. Mr. Zuckerman is party to a severance agreement with Horizon Lines (which is a wholly-owned subsidiary of the Company). The agreement provides that if he is terminated by Horizon Lines without Cause within twenty four (24) months following a Liquidity Event, as those terms are defined in the severance agreement, Horizon Lines will continue to pay him his annual base salary for one year after the termination date, in accordance with its regular payroll practices, and provide him with the continuation of any medical benefits during the one-year severance period. During the 24-month period following termination of his employment, Mr. Zuckerman is subject to certain noncompetition and confidentiality restrictions.

A “Liquidity Event” is defined in the agreement as the consummation of the sale, transfer or other disposition of the equity securities of Horizon Lines held by its indirect stockholder, Horizon Lines Holding, in exchange for cash such that immediately following such transaction (or transactions), (i) any entity and/or its affiliates, other than Horizon Lines Holding, acquires more than 50% of the outstanding voting securities of Horizon Lines or (ii) Horizon Lines Holding ceases to hold at least 30% of the outstanding voting securities of Horizon Lines and any entity and its affiliates hold more voting securities of Horizon Lines than Horizon Lines Holding.

In general, Horizon Lines will have “Cause” to terminate Mr. Zuckerman’s employment upon the occurrence of any of the following: (i) the determination by the Horizon Lines board that he failed to substantially perform his duties or comply in any material respect with any reasonable directive of that board, (ii) his conviction, plea of no contest, or plea of nolo contendere of any crime involving moral turpitude, (iii) his use of illegal drugs while performing his duties, or (iv) his commission of any act of fraud, embezzlement, misappropriations, willful misconduct, or breach of fiduciary duty against Horizon Lines.

The following table describes the potential termination payments and benefits under Mr. Zuckerman’s severance agreement. The amounts shown were computed based on the assumption that he terminated employment on December 26, 2010 with a base salary of $275,000.

		Non-	Resignation			Non-
Executive Payments and	Resignation	Extension of	Without		Termination	Extension of
Benefits Upon	for Good	Term by the	Good	Termination	Without	Term by the	Disability	Death
Separation	Reason ($)	Executive ($)	Reason ($)	for Cause ($)	Cause ($)	Company ($)	Termination ($)	Termination ($)

Compensation:
Severance	—	—	—	—	275,000	—	—	—
Benefits & Perquisites:(1)
Health Plan Continuation	—	—	—	—	665	—	—	—
Total	—	—	—	—	275,665	—	—	—

(1)	No perquisites or benefits are provided to Mr. Zuckerman following termination of employment except that for one year following termination of employment, he may continue to participate in Company-sponsored group health plans in which he was entitled to participate immediately prior to termination. The value of this benefit was determined based on accounting standards for post-retirement health benefits (FAS 106).

NON-MANAGEMENT DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve as non-management directors of the Board. Director compensation is reviewed annually by the Compensation Committee with assistance from its compensation consultant, Towers Watson. Changes in director compensation are made when the Board determines that such changes are appropriate.

During fiscal 2010, the annual retainer fee paid to each non-management director was $50,000. Each non-management director also received a restricted stock award of approximately $60,000. Newly appointed members of the Board receive a restricted stock award of approximately $120,000, subject to a three year vesting requirement. Each Committee chair received an additional retainer fee and the Independent Lead Director received an additional retainer fee and restricted stock award, as described in the footnotes to the table below. All members of the Board are reimbursed for actual expenses incurred in connection with attendance at Board and committee meetings.

	Fees Earned	Stock	All other
	or Paid in Cash	Awards	Compensation	Total
Name	($)	($)(1)	($)(2)	($)

James G. Cameron(3)	57,500	60,000	1,232	118,732
Vernon E. Clark	50,000	60,000	1,581	111,581
Dan A. Colussy(4)	25,000	—	1,232	26,232
William J. Flynn(5)	110,000	115,000	2,756	227,756
Stephen H. Fraser(6)	25,000	179,999	—	204,999
Bobby J. Griffin(7)	25,000	178,806	—	203,806
Alex J. Mandl	50,000	60,000	1,581	111,581
Norman Y. Mineta	50,000	60,000	1,232	111,232
Thomas P. Storrs(8)	65,000	60,000	1,581	126,581

(1)	These amounts consist of 15,306 shares of stock awarded to each non-management director on June 1, 2010 at a closing price of $3.92. Mr. Flynn received an additional award of 14,031 shares of stock on June 1, 2010, as compensation for serving as Lead Independent Director. These awards vested on the date of grant. Mr. Fraser received an additional award of 30,612 shares of restricted stock on June 1, 2010 in conjunction with his initial appointment to the Board of Directors. This award has a three year vesting requirement (with pro-rata vesting if he dies or is disabled before the end of the three year period). Mr. Griffin received an additional award of 30,151 shares of restricted stock on June 9, 2010 in conjunction with his initial appointment to the Board of Directors. This award has a three year vesting requirement (with pro-rata vesting if he dies or is disabled before the end of the three year period). Grant date fair value of these awards was determined in accordance with FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	This column shows the amount of dividends earned on unvested restricted stock awards during 2010 but which were not paid until those awards vested.

(3)	Includes a fee of $7,500 for serving as chair of the Compensation Committee.

(4)	Mr. Colussy served on the Board until his Board term ended on June 1, 2010. He did not seek re-election to the Board.

(5)	Includes a fee of $55,000 for serving as Lead Independent Director and a fee of $5,000 for serving as chair of the Nominating and Corporate Governance Committee.

(6)	Mr. Fraser was elected to the Board of Directors on June 1, 2010, as a Class II Director.

(7)	Mr. Griffin was appointed to the Board of Directors on June 9, 2010, as a Class III Director.

(8)	Includes a fee of $15,000 for serving as chair of the Audit Committee.

Share Ownership Requirements.  Additionally, equity ownership requirements have been established for non-management directors that will require them to hold shares of Company stock equal in value to three times their annual retainer. This ownership level must be attained within five years of the director’s election to the Board. Mr. Cameron is the only director with five years of service with the Board. He is in compliance with the equity ownership requirements.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2012 ANNUAL MEETING

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE 2012 PROXY STATEMENT

We currently expect to hold our 2012 Annual Meeting of Stockholders in June 2012. In order to be eligible for inclusion in the Proxy Statement for the 2012 Annual Meeting of Stockholders, a stockholder proposal must be received by the Company’s Corporate Secretary at the Company’s principal executive offices at 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211 no later than December 11, 2011 (the date that is 120 days before the first anniversary of the date hereof). Rule 14a-8, as prescribed by the SEC pursuant to the Securities Exchange Act of 1934, sets forth further procedures that a stockholder must follow for a proposal to be considered for inclusion as well as those circumstances under which a proposal may be excluded.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2012 ANNUAL MEETING

Should a stockholder desire to nominate a candidate for director or propose any other business at the 2012 Annual Meeting outside of the process outlined above for inclusion of such nomination or proposal in the Proxy Statement, such stockholder must give us timely written notice. This notice must comply with applicable laws and our bylaws. Copies of our bylaws are available to stockholders free of charge on request to our Corporate Secretary at our principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. They are also available on our website at http://www.horizonlines.com.

To be timely, notice shall be delivered to our Secretary not less than 90 days nor more than 120 days prior to the date which is the first anniversary of the date on which the Company first mailed its proxy materials for the 2010 Annual Meeting; provided, that, in the event the date of the 2012 Annual Meeting is more than 30 days before or after the anniversary date of the 2012 Annual Meeting, notice by the stockholder must be delivered no earlier than 120 days before the 2012 Annual Meeting and not later than the close of business on the date that is the later of (i) 90 days before the 2011 Annual Meeting or (ii) 10 days following the day on which we make public announcement of the date of such meeting. The public announcement of an adjournment or postponement of an Annual Meeting of Stockholders shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

ANNUAL MEETING OF SHAREHOLDERS OF HORIZON LINES, INC. June 2, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.horizonlines.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. ELECTION OF DIRECTORS (The Board of Directors recommends a vote “FOR” all nominees listed below.) NOMINEES: FOR ALL NOMINEES O Thomas P. Storrs O Bobby J. Griffin WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. The Board of Directors recommends you vote FOR the following proposal(s): FOR AGAINST ABSTAIN 2. To ratify the action of the Company’s Audit Committee in appointing Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 25, 2011. FOR AGAINST ABSTAIN 3. To hold an advisory vote on our executive compensation, as described in these proxy materials. The Board of Directors recommends you vote 3 YEARS on the following proposal: 1 year 2 years 3 years ABSTAIN 4. To hold an advisory vote on the frequency of shareholder advisory votes on our executive compensation in the future. NOTE: To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The true record date is 4/3/11. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of all listed nominees, FOR Proposal 2 and 3, 3 YEARS on Proposal 4 and, at the Proxy’s direction, on any other matter that may properly come before the Annual Meeting. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HORIZON LINES, INC. 2011 ANNUAL MEETING THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Robert S. Zuckerman, Esq. and Michael T. Avara, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated below, all of the shares of stock of Horizon Lines, Inc. held of record by the undersigned on April 3, 2011, at the 2011 Annual Meeting of Stockholders of Horizon Lines, Inc. to be held on June 2, 2011, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote in favor of Proposal 1 and Proposal 2. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all listed nominees, FOR Proposal 3 and Proposal 3, and 3 YEARS on Proposal 4.